ALEXANDRIA®

Building the Future of Life-Changing Innovation™

"Alexandria has achieved the three outputs that define a great company: Superior Results, Distinctive Impact, and Lasting Endurance."

JIM COLLINS
Renowned Author &
Business Strategist

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

SECOND QUARTER ENDED JUNE 30, 2021

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021

RECENTLY RELEASED

2020
ENVIRONMENTAL, SOCIAL & GOVERNANCE REPORT

To download the report, please visit the Corporate Responsibility page under Our Business Verticals on our company website at **www.are.com**.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
2020 ENVIRONMENTAL, SOCIAL & GOVERNANCE REPORT
Developing and Implementing Disruptive Solutions to Society's Most Urgent Challenges
ALEXANDRIA
Building the Future of Life-Changing Innovation™

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	i

ALEXANDRIA HAS PIONEERED A NOVEL, DATA-DRIVEN COMPREHENSIVE CARE MODEL TO OVERCOME THE OPIOID EPIDEMIC

OneFifteen, a fully integrated non-profit healthcare ecosystem onefifteen

THE URGENT NEED

93,000+

Drug Overdose Deaths in 2020[1]

~30% ↑

Drug Overdose Deaths in 2020 Compared to 2019[1]

3,200

Patients Treated by OneFifteen

Since Opening in the Fall of 2019

ONEFIFTEEN CAMPUS

Alexandria led the design and development of a 4.3-acre, 59,000 RSF campus in Dayton, Ohio, aimed at revolutionizing the way addiction is treated.

PROVIDING THE FULL CONTINUUM OF CARE IN A HOLISTIC CAMPUS ENVIRONMENT:

- Crisis Stabilization
- Medication-Assisted Treatment
- Residential Housing
- Peer Support
- Family Reunification
- Workforce Development
- Job Placement
- Community Transition

(1)Source: Centers for Disease Control and Prevention/National Center for Health Statistics, “Provisional Drug Overdose Death Counts: Dashboard,” accessed July 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	ii

325 BINNEY STREET: DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE

PIONEERING LOW-CARBON AND CLIMATE-RESILIENT BUILDING DESIGN

325 Binney Street is a development that will expand our Alexandria Center® at One Kendall Square mega campus by 450,000 RSF. Its high-performance design is expected to **eliminate most of the fossil fuel use for building heating** and allow for operation as a **net-zero energy building**. Innovative resiliency measures were incorporated to mitigate flood risk.

325 BINNEY STREET | CAMBRIDGE

HIGHLIGHTS:

Targeting **95% reduction** in fossil fuel use for building heating	**100%** of building energy consumption will be offset by on- and off-site renewable energy	Targeting **LEED Platinum Core & Shell** and **LEED Zero Energy** certifications	Targeting **10% reduction** in embodied carbon

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	iii

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

CONFERENCE CALL INFORMATION:

Tuesday, July 27, 2021
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 322-2216

Dean A. Shigenaga
President &
Chief Financial Officer

Sara M. Kabakoff
Vice President –
Communications

Beam

BEAM THERAPEUTICS
A PIONEER IN BASE EDITING – A NEW CLASS OF PRECISION GENETIC MEDICINES

10 DAVIS DRIVE | RESEARCH TRIANGLE

HIGHLIGHTS:

Beam's proprietary platform holds the **potential to provide lifelong cures** to patients with serious diseases

Alexandria partnered with Beam to build a **domestic manufacturing facility for next-gen medicines**

New facility will support manufacturing of Beam's lead candidates in **sickle cell disease, oncology, and liver diseases**

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	iv

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

THAT'S WHAT'S IN

OUR DNA®

OUR MISSION

To create and grow clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR DNA

Each and every member of the Alexandria family is united in our efforts to fulfill our mission. We **ARE**…

Passionate
A deep-rooted passion for what we do

Pioneering
A pioneering spirit to continually innovate

Disciplined
A disciplined approach that delivers financial consistency and stability

OUR CLUSTER MODEL

Alexandria has identified four critical components for innovative companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	v

COMMUNICATIONS AND REPORTING EXCELLENCE

Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

FOURTH CONSECUTIVE AND SIXTH OVERALL GOLD AWARD

ARE S&P 500

Baa1	BBB+
Stable	Stable
Moody's Investors Service	S&P Global Ratings

A REIT Industry-Leading High-Quality Tenant Roster and Stable Long-Duration Cash Flows

(1)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs (excluding mortgage REITs), from Bloomberg Professional Services as of June 30, 2021.
(2)Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

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BEST-IN-CLASS MISSION-DRIVEN URBAN OFFICE REIT MAKING A POSITIVE AND LASTING IMPACT ON THE WORLD

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

Long-Tenured Executive Management Team

Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade Rated REIT

Stable Long-Duration Cash Flows

Class A properties in AAA locations

Weighted-average remaining lease term: 7.5 years

Core Operating Metrics – Same Property Revenue and Net Operating Income

Favorable triple net lease structure with annual rent escalations

Historical strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Disciplined Allocation of Capital to the Development/ Redevelopment of Highly Leased New Class A Properties

Visible, multiyear, highly leased value-creation pipeline expected to generate incremental annual net operating income

Prudent Management of Our Strong and Flexible Balance Sheet

Liquidity: $4.5 billion[1]

Weighted-average remaining debt term: 12.5 years

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science, agtech, and technology tenants

Development of strategic relationships

(1)Liquidity as of June 30, 2021. Refer to “Key credit metrics” of our Supplemental Information for additional details.

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STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

ALEXANDRIA'S CREDIT RATINGS (1)	CREDIT RATINGS (2)	SIGNIFICANT LIQUIDITY (3)
TOP 10% Among All Publicly Traded U.S. REITs	Moody's Investors Service: Baa1 Stable S&P Global Ratings: BBB+ Stable	$4.5B Liquidity

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA (4)	DEBT MATURITIES	WEIGHTED-AVERAGE REMAINING DEBT TERM (5)
≤5.2x 4Q21 Goal	No Debt Maturing Prior to 2024	12.5 Years

(1)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs (excluding mortgage REITs), from Bloomberg Professional Services as of June 30, 2021.
(2)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
(3)As of June 30, 2021. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(4)Quarter annualized.
(5)As of June 30, 2021.

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ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY

Developing and implementing disruptive solutions to society's most urgent challenges

Our Six Bedrock Social Action Pillars

1

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments and Cures

2

Harnessing the Agrifood Ecosystem to Combat Hunger, Improve Nutrition, and Support Human Health at Its Most Fundamental Level

3

Bolstering the Resilience of Our Military, Our Veterans, and Their Families

4

Conquering the Opioid Epidemic and Revolutionizing Addiction Treatment

5

Educationally Empowering Underserved Students to Achieve Long-Term Success and Reach Their Potential as Leaders in the Community

6

Building a Model for a Comprehensive, Sustainable Solution to Address Homelessness

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ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating more efficient, healthier, and safer buildings; reducing carbon emissions; and mitigating climate risk

Championing Health, Wellness, and Safety

fitwel®

FITWEL IMPACT AWARD
Highest-Scoring Project of All Time
2020 | 2021

HEALTHY BUILDING PROGRESS [1]

47

Certified or in Progress as of June 30, 2021

ESG Program Recognition

#3

MOST SUSTAINABLE U.S. REIT [2]

GRESB®
REAL ESTATE
Sector Leader 2020

Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS:

Sea Level Rise | Precipitation | Drought
Extreme Heat | Wildfire

2025 Environmental Goals and Progress for Buildings in Operation

	Carbon Emissions Reduction (MTCO2e)	Energy Use Reduction (kWh)	Potable Water Use Reduction (Gal)	Waste Diversion (Ton)
GOAL	30% [3]	25% [3]	10% [3]	45% [4]
PROGRESS	2015–2020 19.6% [5]	2015–2020 20.5% [5]	2015–2020 12.8% [5]	2020 38.5% [6]

(1)15 projects have been certified and another 32 projects are in process targeting WELL or Fitwel certification.
(2)Source: Barron’s, “The 10 Most Sustainable REITs, According to Calvert,” February 19, 2021.
(3)Relative to a 2015 baseline for buildings in operation that Alexandria directly manages.
(4)For buildings in operation that Alexandria indirectly and directly manages.
(5)Reflects sum of annual like-for-like progress from 2015 to 2020.
(6)Reflects progress for all buildings in operation in 2020 that Alexandria indirectly and directly manages.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	x

Table of Contents
June 30, 2021

EARNINGS PRESS RELEASE	Page		Page
Second Quarter Ended June 30, 2021, Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Dispositions and Sales of Partial Interest	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	32
Financial and Asset Base Highlights	15	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	17	Recent Deliveries	34
Class A Properties in AAA Locations	18	Current Projects	36
Occupancy	19	Summary of Pipeline	40
Internal Growth		Construction Spending	43
Key Operating Metrics	20	Joint Venture Financial Information	44
Same Property Performance	21	Balance Sheet Management
Leasing Activity	22	Investments	46
Contractual Lease Expirations	23	Key Credit Metrics	47
Top 20 Tenants	24	Summary of Debt	48
Summary of Properties and Occupancy	25	Definitions and Reconciliations
Property Listing	26	Definitions and Reconciliations	51

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

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Alexandria Real Estate Equities, Inc.,
at the Vanguard of Providing High-Quality Office/Laboratory Space to
Meet Historic-High Demand from the Life Science Industry, Reports:
2Q21 and 1H21 Net Income per Share – Diluted of $2.61 and $2.74, respectively;
2Q21 and 1H21 FFO per Share – Diluted, As Adjusted, of $1.93 and $3.84, respectively

PASADENA, Calif. – July 26, 2021 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the second quarter ended June 30, 2021.

Key highlights
Operating results	2Q21	2Q20	1H21	1H20
Total revenues:
In millions	$509.6	$437.0	$989.5	$876.9
Growth	16.6%		12.8%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$380.6	$226.6	$388.5	$244.8
Per share	$2.61	$1.82	$2.74	$1.99
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$282.3	$225.0	$545.2	$446.4
Per share	$1.93	$1.81	$3.84	$3.63

Six-time Nareit Investor CARE Gold Award winner
2021 recipient of the Nareit Investor CARE (Communications and Reporting Excellence) Gold Award in the Large Cap Equity REIT category as the best-in-class REIT delivering transparency, quality, and efficient communications and reporting to the investment community. This represents our fourth consecutive Nareit Investor CARE Gold Award, and our sixth Gold Award over the last seven years.

Historic leasing activity and rental rate growth; continued strong net operating income and internal growth
•During 2Q21, historic demand for our high-quality office/laboratory space translated into 1.9 million RSF of leasing activity, representing the highest leasing activity in a single quarter and the second highest rental rate growth in Company history.
•Continued strong leasing activity and rental rate growth during 2Q21 and 1H21 over expiring rates on renewed and re-leased space:

	2Q21	1H21
Total leasing activity – RSF	1,933,838	3,611,497
Leasing of development and redevelopment space – RSF	256,328	1,045,301
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,472,713	1,994,538
Rental rate increases	42.4%	40.7%
Rental rate increases (cash basis)	25.4%	23.3%

Historic leasing activity and rental rate growth; continued strong net operating income and internal growth (continued)
•Net operating income (cash basis) of $1.3 billion for 2Q21 annualized, up $194.4 million, or 17.6%, compared to 2Q20 annualized.
•95% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income growth:
•3.7% and 7.8% (cash basis) for 2Q21 over 2Q20.
•4.4% and 7.4% (cash basis) for 1H21 over 1H20.

A REIT industry-leading high-quality tenant roster with high-quality revenues and cash flows, strong margins, and operational excellence

Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	53%

Occupancy of operating properties in North America	94.3%	(1)
Operating margin	72%
Adjusted EBITDA margin	69%

Weighted-average remaining lease term:
All tenants	7.5	years
Top 20 tenants	11.1	years

(1)Includes 1.4 million RSF, or 3.8%, of vacancy at recently acquired properties in our North America markets, representing lease-up opportunities that are expected to provide incremental annual rental revenues in excess of $55 million. Approximately 35% of the vacant 1.4 million RSF is currently under leased/negotiating, with occupancy expected primarily over the next two quarters. Excluding these acquired vacancies, occupancy of operating properties in North America was 98.1% as of June 30, 2021. Refer to “Occupancy” of our Supplemental Information for additional details.

Strong and flexible balance sheet with significant liquidity
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs as of June 30, 2021.
•Net debt and preferred stock to Adjusted EBITDA of 5.8x for 2Q21 annualized.
•Fixed-charge coverage ratio of 4.9x for 2Q21 annualized.
•$4.5 billion of liquidity as of June 30, 2021.

Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 2Q21 of $1.12 per common share, aggregating $4.36 per common share for the twelve months ended June 30, 2021, up 24 cents, or 6%, over the twelve months ended June 30, 2020. Our FFO payout ratio of 60% for the three months ended June 30, 2021, allows us to continue to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	1

Second Quarter Ended June 30, 2021, Financial and Operating Results (continued)
June 30, 2021

Sustained strength in tenant collections
•Tenant collections remain consistently high, with 99.4% of July 2021 billings collected as of the date of this release.
•As of June 30, 2021, our tenant receivables balance was $6.7 million, representing our lowest balance since 2012.

Leasing activity of development and redevelopment projects
We continue to execute our unique and differentiated life science strategy at an accelerated pace and expand our collaborative campuses and asset base in each of our key life science cluster submarkets, and we remain strategically positioned to take maximum advantage of historic tenant demand. Demand for our value-creation development and redevelopment projects of high-quality office/laboratory space, as well as continued operational excellence at our world-class, sophisticated laboratory facilities and strong execution by our team, has translated into record leasing activity. The following table provides leasing activity of our development and redevelopment projects:

Leased RSF		In-Process RSF(1)
2020	1H21	As of July 26, 2021
1.0 million	1.0 million	3.0 million
(1)    Represents in-process leasing activity on near-term value-creation development and redevelopment projects that are expected to commence vertical construction in 2021/2022. Includes 2.2 million RSF related to leases under negotiation/executed letters of intent and 0.8 million RSF related to letters of intent under negotiation.

Value-creation development and redevelopment projects are expected to generate significant growth in rental revenues and cash flows

Under Construction		Projects Expected to Commence Construction in 2021/2022		Incremental Projected Annual Rental Revenues

3.4 million RSF		3.6 million RSF		>$545 million
33 Properties	+	19 Properties	=
80% Leased/Negotiating		89% Leased/Negotiating

Delivery of fully leased value-creation projects
•During 2Q21, we placed into service development and redevelopment projects aggregating 755,565 RSF that are 100% leased across five submarkets.
•Annual net operating income (cash basis) is expected to increase by $49 million upon the burn-off of initial free rent from recently delivered projects.
Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	Amount			Per Share – Diluted		Amount		Per Share – Diluted
	2Q21		2Q20	2Q21	2Q20	1H21	1H20	1H21	1H20
Unrealized gains on non-real estate investments	$244.0		$171.7	$1.67	$1.38	$197.8	$154.5	$1.39	$1.25
Realized gains on non-real estate investments	34.8	(1)	—	0.24	—	57.7	—	0.41	—
Gain on sales of real estate	—		—	—	—	2.8	—	0.02	—
Impairment of real estate	(4.9)		(13.2)	(0.03)	(0.11)	(10.1)	(22.9)	(0.07)	(0.18)
Impairment of non-real estate investments	—		(4.7)	—	(0.04)	—	(24.5)	—	(0.20)
Loss on early extinguishment of debt	—		—	—	—	(67.3)	—	(0.47)	—
Total	$273.9		$153.8	$1.88	$1.23	$180.9	$107.1	$1.28	$0.87

(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria at the vanguard of innovation for over 750 tenants and looking to accommodate current needs plus a path for future growth
•In June 2021, we entered into a definitive agreement to expand our Alexandria Center® at Kendall Square campus through our acquisition of a 100% interest in One Rogers Street and One Charles Park for a purchase price of $815.0 million. This acquisition provides a key expansion to our mega campus strategy in our Cambridge submarket, the premier life science real estate market in the world, and consists of the following:
•Upon closing of the acquisition, we expect to redevelop the two existing buildings, along with the services of The Davis Companies, into a Class A life science project aggregating 400,000 RSF of technical office/laboratory space. We will retain our wholly owned interest in the project upon completion of the redevelopments.
•These two buildings are 100% under lease negotiation with several cutting-edge life science companies.
•The redevelopment project is targeting initial occupancy in 2023.
•Parking garage with approximately 650 spaces.
•We expect to pursue additional entitlement opportunities for future development of additional office/laboratory space at this site.
•We expect to complete this acquisition in December 2021.
•During 2Q21, we completed acquisitions in our key life science cluster submarkets aggregating 5.5 million SF (includes Sequence Drive described in the next bullet); 4.7 million RSF of value-creation opportunities; and 0.9 million RSF of operating space, for an aggregate purchase price of $1.1 billion.

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Second Quarter Ended June 30, 2021, Financial and Operating Results (continued)
June 30, 2021

Alexandria at the vanguard of innovation for over 750 tenants and looking to accommodate current needs plus a path for future growth (continued)
•In June 2021, we acquired five operating buildings at 6260, 6290, 6310, 6340, and 6350 Sequence Drive aggregating 487,023 RSF, located in our Sorrento Mesa submarket, for a purchase price of $298.5 million, with opportunity to increase the campus by approximately 400,000 SF through ground-up development.
•The five operating buildings are currently 100% occupied with a weighted-average remaining lease term of 2.7 years. We expect to develop or redevelop these spaces upon expiration of the existing in-place leases.
•The aggregate 887,000 RSF from this acquisition provides a significant future development opportunity to expand our existing Sequence District by Alexandria campus into a flagship mega campus aggregating 1.9 million SF.

Key strategic transactions that generated capital for investment into our highly leased value-creation pipeline and acquisitions with development and redevelopment opportunities
•In April 2021, we sold a 70% partial interest in our 213 East Grand Avenue property located in our South San Francisco submarket for a sales price of $301.0 million, or $1,429 per RSF, representing capitalization rates of 4.5% and 4.0% (cash basis).
•In July 2021, we sold a 70% partial interest in our 400 Dexter Avenue North property located in our Lake Union submarket for a sales price of $254.8 million, or $1,255 per RSF, representing capitalization rates of 4.1% and 4.2% (cash basis).

Balance sheet management
Key metrics as of June 30, 2021
•$36.3 billion of total market capitalization.
•$27.4 billion of total equity capitalization.
•No debt maturities prior to 2024.
•12.5 years weighted-average remaining term of debt as of June 30, 2021.
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs as of June 30, 2021.

	2Q21		Goal
	Quarter	Trailing	4Q21
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.8x	6.2x	Less than or equal to 5.2x
Fixed-charge coverage ratio	4.9x	4.6x	Greater than or equal to 5.0x

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross investments in real estate	2Q21
Current and key near-term projects and key pending acquisition 84% leased/negotiating	10%
Income-producing/potential cash flows/covered land play(1)	6%
Land	2%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.
Key capital events
•In June 2021, we entered into forward equity sales agreements aggregating $1.5 billion to sell 8.1 million shares of our common stock (including the exercise of underwriters’ option) at a public offering price of $184.00 per share, before underwriting discounts and commissions.
•In 2Q21, we settled a portion of these forward equity sales agreements by issuing 4.9 million shares and received net proceeds of $870.3 million.
•We expect to issue 3.1 million shares in 2H21 to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $547.8 million.
•We also expect to issue 1.5 million shares in 2H21 to settle our remaining outstanding January 2021 forward equity sales agreements and receive net proceeds of approximately $230.5 million.
•During 2Q21, there was no sale activity under our ATM common stock offering program. As of July 26, 2021, the remaining aggregate amount available under our current program for future sales of common stock is $500.0 million.

Investments
•As of June 30, 2021, our investments aggregated $2.0 billion, including an adjusted cost basis of $1.0 billion, unrealized gains of $1.0 billion, and $48.0 million of investments accounted for under the equity method of accounting.
•Investment income of $304.3 million for 2Q21 included $60.2 million in realized gains and $244.0 million in unrealized gains.

Subsequent events
•In July 2021, we completed acquisitions for an aggregate purchase price of $387.9 million, comprising 496,070 RSF of operating properties with future development and redevelopment opportunities and 335,825 RSF of operating properties strategically located across multiple markets.

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society

Industry leadership
•We were ranked in the top 10 of the world’s largest and most impactful real estate firms on the Forbes 2021 Global 2000 list determined based on sales, profits, assets, and market value.
•In June 2021, we released our 2020 Environmental, Social & Governance Report, which showcases our longstanding ESG commitment and leadership. Key highlights in the report include the company’s critical efforts to tackle climate change by pioneering low-carbon and climate-resilient design solutions (refer to page iii for spotlight on 325 Binney Street), mitigating climate-related risk in our asset base, and investing in and providing essential infrastructure for sustainable agrifoodtech companies; continuing strong progress toward our 2025 environmental impact goals, including further reducing carbon emissions; and catalyzing the health, wellness, safety, and productivity of our employees and tenants, local communities, and the world at large through the built environment and our social responsibility initiatives.

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Acquisitions
June 30, 2021
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage								Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment	Operating(2)		Operating	Total

Completed in 1Q21			25	94%	374,426	849,411	431,066	1,353,247		80,032	3,088,182		$1,873,750

Completed in 2Q21:
550 Arsenal Street	Cambridge/Inner Suburbs/Greater Boston	4/21/21	1	98%	775,000	—	260,867	—		—	775,000	(3)	130,000
One Investors Way	Route 128/Greater Boston	4/6/21	1	100%	350,000	—	—	240,000	(4)	—	590,000		105,000
1501-1599 Industrial Road	Greater Stanford/San Francisco Bay Area	6/22/21	6	88%	—	—	103,063	—		—	103,063		112,000
2475 Hanover Street	Greater Stanford/San Francisco Bay Area	4/28/21	1	100%	—	—	83,980	—		—	83,980		105,000
6260, 6290, 6310, 6340, and 6350 Sequence Drive	Sorrento Mesa/San Diego	6/10/21	5	100%	887,000	—	487,023	—		—	887,000	(3)	298,476
9601, 9605, 9609, 9613, and 9615 Medical Center Drive	Rockville/Maryland	5/12/21	5	100%	258,000	94,256	—	595,381		—	947,637		80,382
Other	Various	Various	5	77%	1,863,280	37,267	205,983	49,839		—	2,156,369		247,597
			24	96%	4,133,280	131,523	1,140,916	885,220		—	5,543,049		1,078,455
Completed in July 2021:
Other	Various	Various	13	91%	—	—	496,070	335,825		—	831,895		387,941
Pending acquisitions:
Charles Park	Cambridge/Greater Boston	December 2021	2	N/A	TBD(5)	400,000	—	—		—	400,000		815,000
Mercer Mega Block	Lake Union/Seattle	2H21(6)	—	N/A	800,000	—	—	—		—	800,000		143,500
			2		800,000	400,000	—	—		—	1,200,000		958,500
			64		5,307,706	1,380,934	2,068,052	2,574,292		80,032	10,663,126		4,298,646
Other future acquisitions													661,354
2021 acquisitions													$4,960,000

2021 guidance range								$4,460,000 – $5,460,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction. Refer to “New Class A development and redevelopment properties: current projects” in our Supplemental Information for additional details on active development and redevelopment projects.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operations with future development or redevelopment opportunities. We intend to demolish and develop or redevelop the existing properties upon expiration of the existing in-place leases. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)Upon acquisition of this property, we entered into a 12-year lease with Moderna, Inc.
(5)We expect to pursue additional entitlement opportunities for future development of additional office/laboratory space.
(6)We continue to diligently work through various long-lead-time due diligence items. We are working toward completion of all due diligence items as soon as possible.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	4

Dispositions and Sales of Partial Interest
June 30, 2021
(Dollars in thousands)

						Capitalization Rate (Cash Basis)(1)		Sales Price per RSF	Consideration in Excess of Book Value(2)
Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate(1)		Sales Price

Completed through July 26, 2021:
213 East Grand Avenue	South San Francisco/ San Francisco Bay Area	4/22/21	70%	300,930	4.5%	4.0%	$301,000	$1,429	$103,679
400 Dexter Avenue North	Lake Union/Seattle	7/23/21	70%	290,111	4.1%	4.2%	254,814	$1,255	$95,467
Land	Other/San Diego	3/12/21	100%	185,000	N/A	N/A	22,900	N/A	(3)

							$578,714
Pending dispositions or sales of partial interest:
Pending(4)	Various	TBD	TBD				$285,000 – $385,000	TBD	TBD

2021 guidance range							$1,670,000 – $2,170,000

(1)Capitalization rates are calculated based upon net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold.
(2)We retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.
(3)During the three months ended March 31, 2021, we recognized $2.8 million of gains on sales of real estate related to the completion of two real estate dispositions.
(4)Represents transactions in various stages of completion ranging from receipt of offers to signed purchase and sale agreements.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	5

Guidance
June 30, 2021
(Dollars in millions, except per share amounts)

On June 14, 2021, we issued a current report on Form 8-K providing updates to key 2021 guidance items in connection with our public offering of common stock. The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2021. Our updated guidance does not reflect any significant changes from June 14, 2021, except as noted in the summary of key changes in guidance tables below. Also, refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional details.

	2021 Guidance			2021 Guidance
Summary of Key Changes in Guidance	As of 7/26/21	As of 6/14/21	Summary of Key Changes in Guidance	As of 7/26/21	As of 6/14/21
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Fixed-charge coverage ratio – 4Q21 annualized	Greater than or equal to 5.0x	Greater than or equal to 4.8x
Same property net operating income increase	2.0% to 4.0%	1.7% to 3.7%
Same property net operating income increase (cash basis)	4.7% to 6.7%	4.3% to 6.3%

Projected 2021 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 7/26/21	As of 6/14/21
Earnings per share(1)	$3.46 to $3.54	$1.60 to $1.70
Depreciation and amortization of real estate assets	5.50	5.50
Gain on sales of real estate	(0.02)	(0.02)
Impairment of real estate – rental properties	0.05	0.04
Allocation to unvested restricted stock awards	(0.04)	(0.03)
Funds from operations per share(2)	$8.95 to $9.03	$7.09 to $7.19
Unrealized (gains) losses on non-real estate investments	(1.39)	0.34
Realized gains on non-real estate investments(3)	(0.41)	(0.17)
Impairment of real estate	0.02	—
Loss on early extinguishment of debt	0.47	0.49
Allocation to unvested restricted stock awards	0.01	(0.01)
Other	0.06	(0.04)
Funds from operations per share, as adjusted(2)	$7.71 to $7.79	$7.70 to $7.80
Midpoint	$7.75	$7.75

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2021	94.3%	94.9%
Lease renewals and re-leasing of space:
Rental rate increases	31.0%	34.0%
Rental rate increases (cash basis)	18.0%	21.0%
Same property performance:
Net operating income increase	2.0%	4.0%
Net operating income increase (cash basis)	4.7%	6.7%
Straight-line rent revenue	$119	$129
General and administrative expenses	$146	$151
Capitalization of interest	$172	$182
Interest expense	$128	$138

Key Credit Metrics	2021 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q21 annualized	Less than or equal to 5.2x
Fixed-charge coverage ratio – 4Q21 annualized	Greater than or equal to 5.0x

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$210	$250	$230
Incremental debt	1,215	875	1,045
2020 debt capital proceeds held in cash	150	250	200
Real estate dispositions and partial interest sales (refer to page 5)	1,670	2,170	1,920	$579
Common equity	2,975	3,975	3,475	$3,048	(4)
Total sources of capital	$6,220	$7,520	$6,870
Uses of capital:
Construction (refer to page 43)	$1,760	$2,060	$1,910
Acquisitions (refer to page 4)	4,460	5,460	4,960	$3,340
Total uses of capital	$6,220	$7,520	$6,870
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,750	$1,750	$1,750	$1,750
Principal repayments of unsecured senior notes payable	(650)	(650)	(650)	$(650)
Unsecured senior line of credit, commercial paper, and other	115	(225)	(55)
Incremental debt	$1,215	$875	$1,045

(1)Excludes unrealized gains or losses after June 30, 2021, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.
(4)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details on our June 2021 public offering of common stock. During the six months ended June 30, 2021, we issued 13.8 million shares of common stock and received net proceeds of $2.3 billion. We expect to issue 4.6 million shares in 2H21 to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $778.4 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	6

Earnings Call Information and About the Company
June 30, 2021

We will host a conference call on Tuesday, July 27, 2021, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the second quarter ended June 30, 2021. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, July 27, 2021. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10156073.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2021, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2021q2.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 322-2216; or Sara M. Kabakoff, vice president – communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $36.3 billion as of June 30, 2021, and an asset base in North America of 58.1 million square feet (“SF”). The asset base in North America includes 36.7 million RSF of operating properties and 3.4 million RSF of Class A properties undergoing construction, 7.7 million RSF of near-term and intermediate-term development and redevelopment projects, and 10.3 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2021 earnings per share attributable to Alexandria’s common stockholders – diluted, 2021 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets (including the impact of the ongoing COVID-19 pandemic), our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

For additional discussion of the risks and other potential impacts posed by the outbreak of the COVID-19 pandemic and uncertainties we, our tenants, and the global and national economies face as a result, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on February 1, 2021.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, That’s What’s in Our DNA®, Labspace®, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, Alexandria Innovation Center®, and Alexandria Summit® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	7

Consolidated Statements of Operations
June 30, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Revenues:
Income from rentals	$508,371	$478,695	$461,335	$543,412	$435,856	$987,066	$873,461
Other income	1,248	1,154	2,385	1,630	1,100	2,402	3,414
Total revenues	509,619	479,849	463,720	545,042	436,956	989,468	876,875

Expenses:
Rental operations	143,955	137,888	136,767	140,443	123,911	281,843	253,014
General and administrative	37,880	33,996	32,690	36,913	31,775	71,876	63,738
Interest	35,158	36,467	37,538	43,318	45,014	71,625	90,753
Depreciation and amortization	190,052	180,913	177,750	176,831	168,027	370,965	343,523
Impairment of real estate	4,926	5,129	25,177	7,680	13,218	10,055	15,221
Loss on early extinguishment of debt	—	67,253	7,898	52,770	—	67,253	—
Total expenses	411,971	461,646	417,820	457,955	381,945	873,617	766,249

Equity in earnings of unconsolidated real estate joint ventures	2,609	3,537	3,593	3,778	3,893	6,146	777
Investment income	304,263	1,014	255,137	3,348	184,657	305,277	162,836
Gain on sales of real estate	—	2,779	152,503	1,586	—	2,779	—
Net income	404,520	25,533	457,133	95,799	243,561	430,053	274,239
Net income attributable to noncontrolling interests	(19,436)	(17,412)	(15,649)	(14,743)	(13,907)	(36,848)	(25,820)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	385,084	8,121	441,484	81,056	229,654	393,205	248,419
Net income attributable to unvested restricted stock awards	(4,521)	(2,014)	(5,561)	(1,730)	(3,054)	(4,663)	(3,574)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$380,563	$6,107	$435,923	$79,326	$226,600	$388,542	$244,845

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$2.61	$0.04	$3.26	$0.64	$1.82	$2.74	$1.99
Diluted	$2.61	$0.04	$3.26	$0.63	$1.82	$2.74	$1.99

Weighted-average shares of common stock outstanding:
Basic	145,825	137,319	133,688	124,901	124,333	141,596	122,883
Diluted	146,058	137,688	133,827	125,828	124,448	141,896	123,117

Dividends declared per share of common stock	$1.12	$1.09	$1.09	$1.06	$1.06	$2.21	$2.09

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	8

Consolidated Balance Sheets
June 30, 2021
(In thousands)

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Assets
Investments in real estate	$21,692,385	$20,253,418	$18,092,372	$17,600,648	$16,281,125
Investments in unconsolidated real estate joint ventures	323,622	325,928	332,349	330,792	326,858
Cash and cash equivalents	323,876	492,184	568,532	446,255	206,860
Restricted cash	33,697	42,219	29,173	38,788	34,680
Tenant receivables	6,710	7,556	7,333	7,641	7,208
Deferred rent	781,600	751,967	722,751	719,552	688,749
Deferred leasing costs	321,005	294,328	272,673	266,440	274,483
Investments	1,999,283	1,641,811	1,611,114	1,330,945	1,318,465
Other assets	1,536,672	1,424,935	1,191,581	1,169,610	930,680
Total assets	$27,018,850	$25,234,346	$22,827,878	$21,910,671	$20,069,108

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$227,984	$229,406	$230,925	$342,363	$344,784
Unsecured senior notes payable	8,313,025	8,311,512	7,232,370	7,230,819	6,738,486
Unsecured senior line of credit and commercial paper	299,990	—	99,991	249,989	440,000
Accounts payable, accrued expenses, and other liabilities	1,825,387	1,750,687	1,669,832	1,609,340	1,343,181
Dividends payable	170,647	160,779	150,982	143,040	133,681
Total liabilities	10,837,033	10,452,384	9,384,100	9,575,551	9,000,132

Commitments and contingencies

Redeemable noncontrolling interests	11,567	11,454	11,342	11,232	12,122

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,507	1,457	1,367	1,333	1,246
Additional paid-in capital	14,194,023	12,994,748	11,730,970	10,711,119	9,443,274
Accumulated other comprehensive loss	(4,508)	(5,799)	(6,625)	(10,638)	(13,080)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	14,191,022	12,990,406	11,725,712	10,701,814	9,431,440
Noncontrolling interests	1,979,228	1,780,102	1,706,724	1,622,074	1,625,414
Total equity	16,170,250	14,770,508	13,432,436	12,323,888	11,056,854
Total liabilities, noncontrolling interests, and equity	$27,018,850	$25,234,346	$22,827,878	$21,910,671	$20,069,108

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	9

Funds From Operations and Funds From Operations per Share
June 30, 2021
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Six Months Ended
	6/30/21		3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Net income attributable to Alexandria’s common stockholders	$380,563		$6,107	$435,923	$79,326	$226,600	$388,542	$244,845
Depreciation and amortization of real estate assets	186,498		177,720	173,392	173,622	165,040	364,218	337,668
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(16,301)		(15,443)	(15,032)	(15,256)	(15,775)	(31,744)	(31,645)
Our share of depreciation and amortization from unconsolidated real estate JVs	4,135		3,076	2,976	2,936	2,858	7,211	5,501
Gain on sales of real estate	—		(2,779)	(152,503)	(1,586)	—	(2,779)	—
Impairment of real estate – rental properties	1,754		5,129	25,177	7,680	—	6,883	7,644
Allocation to unvested restricted stock awards	(2,191)		(201)	(420)	(1,261)	(2,228)	(4,427)	(4,531)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	554,458		173,609	469,513	245,461	376,495	727,904	559,482
Unrealized (gains) losses on non-real estate investments	(244,031)		46,251	(233,538)	14,013	(171,652)	(197,780)	(154,508)
Realized gains on non-real estate investments	(34,773)	(2)	(22,919)	—	—	—	(57,692)	—
Impairment of non-real estate investments	—		—	—	—	4,702	—	24,482
Impairment of real estate	3,172		—	—	—	13,218	3,172	15,221
Loss on early extinguishment of debt	—		67,253	7,898	52,770	—	67,253	—
Termination fee	—		—	—	(86,179)	—	—	—
Acceleration of stock compensation expense due to executive officer resignation	—		—	—	4,499	—	—	—
Allocation to unvested restricted stock awards	3,428		(1,208)	2,774	179	2,251	2,382	1,711
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$282,254		$262,986	$246,647	$230,743	$225,014	$545,239	$446,388

(1)Calculated in accordance with standards established by the Nareit Board of Governors. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Represents realized gains related to the sales of our investments in two publicly traded biotechnology companies.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	10

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2021
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Net income per share attributable to Alexandria’s common stockholders – diluted	$2.61	$0.04	$3.26	$0.63	$1.82	$2.74	$1.99
Depreciation and amortization of real estate assets	1.19	1.20	1.21	1.28	1.22	2.39	2.53
Gain on sales of real estate	—	(0.02)	(1.14)	(0.01)	—	(0.02)	—
Impairment of real estate – rental properties	0.01	0.04	0.19	0.06	—	0.05	0.06
Allocation to unvested restricted stock awards	(0.01)	—	(0.01)	(0.01)	(0.01)	(0.03)	(0.04)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	3.80	1.26	3.51	1.95	3.03	5.13	4.54
Unrealized (gains) losses on non-real estate investments	(1.67)	0.34	(1.75)	0.11	(1.38)	(1.39)	(1.25)
Realized gains on non-real estate investments	(0.24)	(0.17)	—	—	—	(0.41)	—
Impairment of non-real estate investments	—	—	—	—	0.04	—	0.20
Impairment of real estate	0.02	—	—	—	0.11	0.02	0.12
Loss on early extinguishment of debt	—	0.49	0.06	0.42	—	0.47	—
Termination fee	—	—	—	(0.69)	—	—	—
Acceleration of stock compensation expense due to executive officer resignation	—	—	—	0.04	—	—	—
Allocation to unvested restricted stock awards	0.02	(0.01)	0.02	—	0.01	0.02	0.02
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.93	$1.91	$1.84	$1.83	$1.81	$3.84	$3.63

Weighted-average shares of common stock outstanding – diluted(1)	146,058	137,688	133,827	125,828	124,448	141,896	123,117

(1)Refer to “Weighted-average shares of common stock outstanding – diluted” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	11

SUPPLEMENTAL
INFORMATION

Company Profile
June 30, 2021

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $36.3 billion as of June 30, 2021, and an asset base in North America of 58.1 million SF. The asset base in North America includes 36.7 million RSF of operating properties and 3.4 million RSF of Class A properties undergoing construction, 7.7 million RSF of near-term and intermediate-term development and redevelopment projects, and 10.3 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, agtech, and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 52 individuals, averaging 25 years of real estate experience, including 11 years with Alexandria. Our executive management team alone averages 17 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Stephen A. Richardson
Executive Chairman & Founder	Co-Chief Executive Officer

Dean A. Shigenaga	Peter M. Moglia
President & Chief Financial Officer	Co-Chief Executive Officer & Co-Chief Investment Officer

Daniel J. Ryan	Lawrence J. Diamond
Co-Chief Investment Officer & Regional Market Director – San Diego	Co-Chief Operating Officer & Regional Market Director – Maryland

Vincent R. Ciruzzi	John H. Cunningham
Chief Development Officer	Executive Vice President – Regional Market Director – New York City

Hunter L. Kass	Jackie B. Clem
Executive Vice President – Regional Market Director – Greater Boston	General Counsel & Secretary

Joseph Hakman	Terezia C. Nemeth
Co-Chief Operating Officer & Chief Strategic Transactions Officer	Executive Vice President – Regional Market Director – San Francisco Bay Area

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean
Executive Vice President – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	13

Investor Information
June 30, 2021

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman / Elvis Rodriguez	Michael Bilerman / Emmanuel Korchman	Aaron Hecht	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1589	(212) 816-1383 / (212) 816-1382	(415) 835-3963	(440) 715-2649 / (440) 715-2651

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky / Nate Crossett	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037 / (646) 949-9030	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Dylan Burzinski	Haendel St. Juste / Lydia Jiang	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-7860 / (212) 209-9379	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Thierry Perrein	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	14

Financial and Asset Base Highlights
June 30, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Selected financial data from consolidated financial statements and related information
Rental revenues	$396,804	$370,233	$353,950	$438,393	$341,555
Tenant recoveries	$111,567	$108,462	$107,385	$105,019	$94,301
General and administrative expenses	$37,880	$33,996	$32,690	$36,913	$31,775
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.8%	9.8%	9.8%	9.9%	10.3%
Operating margin	72%	71%	71%	74%	72%
Adjusted EBITDA margin	69%	69%	69%	67%	69%
Adjusted EBITDA – quarter annualized	$1,483,576	$1,398,880	$1,331,608	$1,272,280	$1,253,844
Adjusted EBITDA – trailing 12 months	$1,371,586	$1,314,153	$1,274,187	$1,228,440	$1,185,347

Net debt at end of period	$8,550,339	$8,074,808	$7,021,893	$7,396,412	$7,333,905
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.8x	5.8x	5.3x	5.8x	5.8x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.2x	6.1x	5.5x	6.0x	6.2x

Fixed-charge coverage ratio – quarter annualized	4.9x	4.7x	4.6x	4.3x	4.2x
Fixed-charge coverage ratio – trailing 12 months	4.6x	4.4x	4.4x	4.3x	4.2x
Unencumbered net operating income as a percentage of total net operating income	97%	97%	97%	96%	95%

Closing stock price at end of period	$181.94	$164.30	$178.22	$160.00	$162.25
Common shares outstanding (in thousands) at end of period	150,708	145,656	136,690	133,312	124,559
Total equity capitalization at end of period	$27,419,791	$23,931,208	$24,360,950	$21,329,886	$20,209,636
Total market capitalization at end of period	$36,260,790	$32,472,126	$31,924,236	$29,153,057	$27,732,906

Dividend per share – quarter/annualized	$1.12/$4.48	$1.09/$4.36	$1.09/$4.36	$1.06/$4.24	$1.06/$4.24
Dividend payout ratio for the quarter	60%	60%	60%	61%	59%
Dividend yield – annualized	2.5%	2.7%	2.4%	2.7%	2.6%

Amounts related to operating leases:
Operating lease liabilities	$371,905	$345,048	$345,750	$326,046	$291,710
Rent expense	$6,213	$5,866	$5,543	$4,729	$4,936

Capitalized interest	$43,492	$39,886	$37,589	$32,556	$30,793
Weighted-average interest rate for capitalization of interest during the period	3.47%	3.44%	3.66%	3.64%	4.03%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	15

Financial and Asset Base Highlights (continued)
June 30, 2021
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/21		3/31/21	12/31/20	9/30/20	6/30/20
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$27,903		$27,382	$23,890	$28,822	$23,367
Amortization of acquired below-market leases	$13,267		$12,112	$13,514	$13,979	$13,787
Straight-line rent expense on ground leases	$248		$290	$348	$229	$167
Stock compensation expense	$12,242		$12,446	$11,394	$12,994	$9,185
Amortization of loan fees	$2,859		$2,817	$2,905	$2,605	$2,737
Amortization of debt premiums	$465		$576	$869	$910	$888
Non-revenue-enhancing capital expenditures:
Building improvements	$3,669		$3,760	$3,466	$3,358	$3,107
Tenant improvements and leasing commissions	$47,439	(1)	$16,035	$31,235	$34,036	$11,500

Operating statistics and related information (at end of period)
Number of properties – North America	381		360	338	326	304
RSF – North America (including development and redevelopment projects under construction)	40,076,883		37,916,882	35,163,572	34,071,653	31,141,758
Total square feet – North America	58,108,390		52,591,039	49,712,701	47,389,023	43,023,989
Annual rental revenue per occupied RSF – North America	$48.65		$49.58	$49.08	$49.55	$51.30
Occupancy of operating properties – North America	94.3%	(2)	94.5%	94.6%	94.9%	94.8%
Occupancy of operating and redevelopment properties – North America	90.1%		89.2%	90.0%	91.3%	92.3%
Weighted-average remaining lease term (in years)	7.5		7.6	7.6	7.7	7.8

Total leasing activity – RSF	1,933,838		1,677,659	1,369,599	1,208,382	1,077,510
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	42.4%		36.2%	29.8%	39.9%	37.2%
Rental rate increases (cash basis)	25.4%		17.4%	10.7%	30.9%	15.0%
RSF (included in total leasing activity above)	1,472,713		521,825	699,916	605,765	699,130

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	3.7%		4.4%	2.7%	2.9%	0.6%
Net operating income increase (cash basis)	7.8%		6.1%	5.0%	4.9%	2.5%

(1)During 2Q21, historic demand for our high-quality office/laboratory space translated into 1.9 million RSF of leasing activity and 42.4% of rental rate growth, representing the highest leasing activity in a single quarter, and second highest rental rate growth, in Company history. Tenant improvements and leasing commissions per RSF granted for 2Q21 was consistent with 1Q21. Refer to “Leasing activity” in this Supplemental Information for additional details.
(2)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	16

High-Quality, Diverse, and Innovative Tenants
June 30, 2021

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
26%
Life Science
Product, Service,
and Device
20%
Multinational
Pharmaceutical
18%
Private
Biotechnology
7%
11%
Office With Future
Change in Use(3)
4%
4%
Mega Cap Tech(4)
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
5%
5%
Other (5)
Investment-Grade and
Large Cap Tech/Office

53%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

7.5 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of June 30, 2021.
(2)Based on aggregate annual rental revenue in effect as of June 30, 2021. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from office space that is targeted for a future change in use. The weighted-average remaining term of these leases is 2.9 years.
(4)Represents annual rental revenue from publicly traded technology tenants with an average daily market capitalization greater than $200 billion for the twelve months ended June 30, 2021.
(5)Our other tenants, aggregating 5.0% of our annual rental revenue, comprise 3.9% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 1.1% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	17

Class A Properties in AAA Locations
June 30, 2021

High-Quality Cash Flows From High-Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco Bay Area
25%
New York City
5%
San Diego
16%
Seattle
7%
Maryland
6%
Research Triangle
4%
Other
1%
Greater Boston
36%

85%

of ARE’s Top 20 Tenants’
Annual Rental Revenue(1)
Is From Investment-Grade
or Publicly Traded Large Cap Tenants

Percentage of ARE’s Annual Rental Revenue(1)

(1)Represents annual rental revenue in effect as of June 30, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	18

Occupancy
June 30, 2021

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of June 30, 2021.
(2)As of June 30, 2021.
(3)Excludes 1.4 million RSF, or 3.8%, of vacancy at recently acquired properties in our North America markets (noted below), representing lease-up opportunities that are expected to provide incremental annual rental revenues in excess of $55 million. Approximately 35% of the vacant 1.4 million RSF is currently under leased/negotiating, with occupancy expected primarily over the next two quarters. Excluding these acquired vacancies, occupancy of operating properties in North America was 98.1% as of June 30, 2021. The following table provides vacancy detail for our recent acquisitions:

						Incremental Projected Annual Rental Revenue Upon Full Lease-Up
		As of June 30, 2021			Percentage of Vacancy Leased/Negotiating
		Vacant	Occupancy Impact
Property	Market/Submarket	RSF	Region	Consolidated
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	204,034	6.5%	0.6%	70%	>$55 million
601, 611, and 651 Gateway Boulevard	San Francisco Bay Area/South San Francisco	310,863	3.9%	0.9	20
Alexandria Center® for Life Science – Fenway	Greater Boston/Fenway	96,992	1.0%	0.3	39
SD Tech by Alexandria	San Diego/Sorrento Mesa	82,566	1.2%	0.2	9
Other acquisitions	Various	693,501	N/A	1.8	34
		1,387,956		3.8%	35%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	19

Key Operating Metrics
June 30, 2021

Historical Same Property Net Operating Income	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Stable cash flows
	Percentage of triple net leases	94%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	94%

Historical Rental Rates: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	72%	69%

(1)Percentages calculated based on RSF as of June 30, 2021.
(2)Represents percentages for the three months ended June 30, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	20

Same Property Performance
June 30, 2021
(Dollars in thousands)

	June 30, 2021			June 30, 2021
Same Property Financial Data	Three Months Ended	Six Months Ended	Same Property Statistical Data	Three Months Ended	Six Months Ended
Percentage change over comparable period from prior year:			Number of same properties	260	250
Net operating income increase	3.7%	4.4%	Rentable square feet	25,523,121	23,730,512
Net operating income increase (cash basis)	7.8%	7.4%	Occupancy – current-period average	95.0%	96.5%
Operating margin	73%	73%	Occupancy – same-period prior-year average	95.1%	96.2%

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Income from rentals:
Same properties	$321,450	$311,627	$9,823	3.2%	$607,884	$588,729	$19,155	3.3%
Non-same properties	75,354	29,928	45,426	151.8	159,153	90,768	68,385	75.3
Rental revenues	396,804	341,555	55,249	16.2	767,037	679,497	87,540	12.9

Same properties	97,669	88,682	8,987	10.1	192,670	179,546	13,124	7.3
Non-same properties	13,898	5,619	8,279	147.3	27,359	14,418	12,941	89.8
Tenant recoveries	111,567	94,301	17,266	18.3	220,029	193,964	26,065	13.4

Income from rentals	508,371	435,856	72,515	16.6	987,066	873,461	113,605	13.0

Same properties	104	14	90	642.9	205	140	65	46.4
Non-same properties	1,144	1,086	58	5.3	2,197	3,274	(1,077)	(32.9)
Other income	1,248	1,100	148	13.5	2,402	3,414	(1,012)	(29.6)

Same properties	419,223	400,323	18,900	4.7	800,759	768,415	32,344	4.2
Non-same properties	90,396	36,633	53,763	146.8	188,709	108,460	80,249	74.0
Total revenues	509,619	436,956	72,663	16.6	989,468	876,875	112,593	12.8

Same properties	113,673	105,693	7,980	7.6	216,827	208,894	7,933	3.8
Non-same properties	30,282	18,218	12,064	66.2	65,016	44,120	20,896	47.4
Rental operations	143,955	123,911	20,044	16.2	281,843	253,014	28,829	11.4

Same properties	305,550	294,630	10,920	3.7	583,932	559,521	24,411	4.4
Non-same properties	60,114	18,415	41,699	226.4	123,693	64,340	59,353	92.2
Net operating income	$365,664	$313,045	$52,619	16.8%	$707,625	$623,861	$83,764	13.4%

Net operating income – same properties	$305,550	$294,630	$10,920	3.7%	$583,932	$559,521	$24,411	4.4%
Straight-line rent revenue	(15,394)	(23,829)	8,435	(35.4)	(32,272)	(42,645)	10,373	(24.3)
Amortization of acquired below-market leases	(4,527)	(5,940)	1,413	(23.8)	(6,717)	(9,368)	2,651	(28.3)
Net operating income – same properties (cash basis)	$285,629	$264,861	$20,768	7.8%	$544,943	$507,508	$37,435	7.4%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

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Leasing Activity
June 30, 2021
(Dollars per RSF)

	Three Months Ended			Six Months Ended			Year Ended
	June 30, 2021			June 30, 2021			December 31, 2020
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	42.4%		25.4%	40.7%		23.3%	37.6%	18.3%
New rates	$58.70		$56.16	$58.41		$55.82	$49.51	$46.53
Expiring rates	$41.22		$44.77	$41.51		$45.29	$35.99	$39.32
RSF	1,472,713			1,994,538			2,556,833
Tenant improvements/leasing commissions	$32.06			$31.82			$35.08
Weighted-average lease term	5.8 years			6.1 years			6.0 years

Developed/redeveloped/previously vacant space leased(2)
New rates	$57.61		$53.52	$51.56		$47.91	$56.67	$53.61
RSF	461,125			1,616,959			1,802,013
Weighted-average lease term	7.5 years			9.8 years			9.0 years

Leasing activity summary (totals):
New rates	$58.44		$55.53	$55.34		$52.28	$52.47	$49.46
RSF	1,933,838	(3)		3,611,497	(4)		4,358,846
Weighted-average lease term	6.2 years			7.7 years			7.3 years

Lease expirations(1)
Expiring rates	$40.06		$43.13	$40.25		$43.35	$36.03	$39.01
RSF	1,712,307			2,459,582			3,560,188

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 88,305 RSF and 96,383 RSF as of June 30, 2021, and December 31, 2020, respectively.
(2)Refer to “New Class A development and redevelopment projects: summary of pipeline” of this Supplemental Information for additional information on total project costs.
(3)Represents the highest leasing activity in a single quarter in Company history.
(4)During the six months ended June 30, 2021, we granted tenant concessions/free rent averaging 2.6 months with respect to the 3,611,497 RSF leased. Approximately 47% of the leases executed during the six months ended June 30, 2021, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	22

Contractual Lease Expirations
June 30, 2021

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2021 (2)	913,052	2.7%	$46.74	2.6%
2022	2,503,192	7.3%	$45.14	6.8%
2023	3,472,768	10.1%	$40.58	8.5%
2024	2,912,682	8.5%	$43.28	7.6%
2025	2,778,313	8.1%	$51.54	8.7%
2026	2,077,113	6.0%	$48.24	6.1%
2027	2,109,753	6.1%	$50.48	6.4%
2028	2,951,361	8.6%	$50.79	9.1%
2029	2,132,286	6.2%	$53.42	6.9%
2030	2,299,958	6.7%	$53.53	7.5%
Thereafter	10,225,279	29.7%	$48.19	29.8%

Market	2021 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2022 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(4)		Total

Greater Boston	57,247	62,312	202,428	35,120	357,107	$46.37	118,555	149,849	—	275,190	(5)	543,594	$58.71
San Francisco Bay Area	122,534	4,570	—	73,301	200,405	57.99	—	33,498	490,127	233,583		757,208	52.08
New York City	30,408	—	—	4,973	35,381	N/A	—	14,891	—	3,264		18,155	N/A
San Diego	46,586	—	84,359	35,085	166,030	37.40	103,730	—	250,028	211,117		564,875	36.31
Seattle	24,990	6,053	—	33,341	64,384	18.62	—	—	51,255	151,092		202,347	34.39
Maryland	7,268	—	—	76	7,344	35.23	7,638	18,090	—	50,865		76,593	29.11
Research Triangle	23,435	—	—	43,911	67,346	30.78	—	30,039	—	207,409		237,448	22.48
Canada	—	—	—	—	—	—	—	—	—	28,623		28,623	22.57
Non-cluster/other markets	—	—	—	15,055	15,055	86.16	—	—	—	74,349		74,349	44.25
Total	312,468	72,935	286,787	240,862	913,052	$46.74	229,923	246,367	791,410	1,235,492		2,503,192	$45.14
Percentage of expiring leases	34%	8%	31%	27%	100%		9%	10%	32%	49%		100%

(1)Represents amounts in effect as of June 30, 2021.
(2)Excludes month-to-month leases aggregating 88,305 RSF as of June 30, 2021.
(3)Represents RSF targeted for development or redevelopment upon expiration of existing in-place leases, primarily related to recently acquired properties. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual lease expiration includes one lease for 62,490 RSF in our Research Triangle submarket.
(5)57% of the remaining expiring leases in Greater Boston are located in our Cambridge/Inner Suburbs submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	23

Top 20 Tenants
June 30, 2021
(Dollars in thousands, except average market cap amounts)

85% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	7.2		916,234	$53,100	3.3%	A2	A+	$140.0
2	Takeda Pharmaceutical Company Ltd.	8.1		606,249	39,342	2.4	Baa2	BBB+	$55.8
3	Moderna, Inc.	11.2		855,458	39,341	2.4	—	—	$48.9
4	Facebook, Inc.	10.5		903,786	38,595	2.4	—	—	$797.7
5	Eli Lilly and Company	7.5		580,693	37,047	2.3	A2	A+	$167.4
6	Illumina, Inc.	9.1		891,495	36,118	2.2	Baa3	BBB	$55.3
7	Sanofi	8.1		494,693	35,040	2.1	A1	AA	$126.5
8	Novartis AG	7.1		423,914	30,216	1.9	A1	AA-	$217.7
9	Uber Technologies, Inc.	61.4	(2)	1,009,188	27,379	1.7	—	—	$84.7
10	Roche	2.8	(3)	546,893	26,040	1.6	Aa3	AA	$299.6
11	bluebird bio, Inc.	5.9		312,805	23,142	1.4	—	—	$3.0
12	Maxar Technologies	4.2	(4)	478,000	21,803	1.3	—	—	$2.1
13	Massachusetts Institute of Technology	7.5		257,626	21,145	1.3	Aaa	AAA	$—
14	United States Government	13.8		918,516	20,236	1.2	Aaa	AA+	$—
15	The Children’s Hospital Corporation	17.3		269,816	20,066	1.2	Aa2	AA	$—
16	Jazz Pharmaceuticals, Inc.	9.2		198,041	20,003	1.2	—	—	$8.6
17	New York University	10.2		204,691	19,531	1.2	Aa2	AA-	$—
18	Merck & Co., Inc.	12.9		311,015	19,392	1.2	A1	AA-	$200.2
19	Pfizer Inc.	3.7		416,979	17,762	1.1	A2	A+	$207.3
20	FibroGen, Inc.	7.4		234,249	16,896	1.0	—	—	$3.4
	Total/weighted-average	11.1	(2)	10,830,341	$562,194	34.4%

(1)Based on aggregate annual rental revenue in effect as of June 30, 2021. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization.
(2)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.5 years as of June 30, 2021.
(3)Includes 197,787 RSF expiring in 2022 at our recently acquired property at 651 Gateway Boulevard in our South San Francisco submarket. Upon expiration of the lease, 651 Gateway Boulevard will be redeveloped into a Class A office/laboratory building. Excluding this 197,787 RSF, the weighted-average remaining term of space leased to Roche is 3.4 years.
(4)Represents remaining lease term at two properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties in 4Q19.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	24

Summary of Properties and Occupancy
June 30, 2021
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,893,984	510,116	490,545	10,894,645	27%	77	$579,594	36%	$61.32
San Francisco Bay Area	8,046,553	368,149	92,147	8,506,849	21	66	408,038	25	61.46
New York City	1,160,472	—	120,027	1,280,499	3	5	83,961	5	72.80
San Diego	7,102,797	341,891	117,212	7,561,900	19	88	263,165	16	39.49
Seattle	2,628,577	—	213,976	2,842,553	7	40	108,354	7	42.26
Maryland	3,593,787	84,264	344,226	4,022,277	10	50	95,592	6	26.88
Research Triangle	3,137,115	410,000	325,936	3,873,051	10	35	71,093	4	24.42
Canada	268,551	—	—	268,551	1	3	5,164	—	24.98
Non-cluster/other markets	600,709	—	—	600,709	1	13	11,174	1	40.41
Properties held for sale	225,849	—	—	225,849	1	4	6,168	—	N/A
North America	36,658,394	1,714,420	1,704,069	40,076,883	100%	381	$1,632,303	100%	$48.65
		3,418,489

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/21		3/31/21	6/30/20	6/30/21	3/31/21	6/30/20
Greater Boston	95.5%	(1)	96.2%	98.2%	91.0%	91.5%	95.6%
San Francisco Bay Area	94.0	(1)(2)	95.4	94.7	92.9	94.3	90.6
New York City	99.4		99.4	97.1	90.1	89.8	86.2
San Diego	93.8	(1)	93.3	91.8	92.3	90.3	90.8
Seattle	97.6		96.8	95.1	90.2	89.6	95.1
Maryland	98.9		97.9	93.9	90.3	90.4	93.2
Research Triangle	92.8	(1)	90.8	96.8	84.1	73.7	96.8
Subtotal	95.2		95.3	95.1	90.9	89.9	92.6
Canada	77.0		81.6	90.0	77.0	81.6	90.0
Non-cluster/other markets	46.0		52.6	70.8	46.0	52.6	70.8
North America	94.3%	(1)	94.5%	94.8%	90.1%	89.2%	92.3%

(1)Refer to “Occupancy” of this Supplemental Information for additional details on vacancy at recently acquired properties.
(2)Decline from 1Q21 is due to the expiration of two leases aggregating 131,069 RSF in our South San Francisco submarket, of which 96% has been re-leased and is expected to be occupied by the new tenants over the next few quarters.

Refer to “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	25

Property Listing
June 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$170,833	98.9%	98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	101,895	97.9	97.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
The Arsenal on the Charles	475,743	—	360,545	836,288	11	18,235	89.3	50.8
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Alexandria Center® at One Kendall Square	814,779	—	—	814,779	10	69,534	96.3	96.3
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000 and 399 Binney Street
480, 500, and 550 Arsenal Street	495,127	—	—	495,127	3	20,631	98.3	98.3
640 Memorial Drive	225,504	—	—	225,504	1	13,860	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	8,358	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,025	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	5,737,791	—	360,545	6,098,336	47	407,991	97.5	91.8
Fenway
Alexandria Center® for Life Science – Fenway	973,145	510,116	—	1,483,261	2	56,725	90.0	90.0
401 Park Drive and 201 Brookline Avenue(1)
Seaport Innovation District
380 and 420 E Street	195,506	—	—	195,506	2	3,911	100.0	100.0
5 Necco Street	87,163	—	—	87,163	1	4,672	86.6	86.6
Seaport Innovation District	282,669	—	—	282,669	3	8,583	95.9	95.9
Route 128
Reservoir Woods	515,273	—	—	515,273	3	21,808	100.0	100.0
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	1	18,418	73.5	73.5
One Upland Road, 100 Tech Drive, and One Investors Way	683,513	—	—	683,513	3	25,202	100.0	100.0
Alexandria Park at 128	343,882	—	—	343,882	8	12,544	100.0	100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	317,617	—	—	317,617	3	13,515	84.8	84.8
19 Presidential Way	144,892	—	—	144,892	1	5,045	94.7	94.7
840 Winter Street	30,009	—	130,000	160,009	1	1,315	100.0	18.8
100 Beaver Street	82,330	—	—	82,330	1	4,886	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	2,653,488	—	130,000	2,783,488	22	$103,900	92.8%	88.5%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	26

Property Listing (continued)
June 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston (continued)
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	$1,746	100.0%	100.0%
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
Route 495	246,891	—	—	246,891	3	2,395	100.0	100.0
Greater Boston	9,893,984	510,116	490,545	10,894,645	77	579,594	95.5	91.0

San Francisco Bay Area
Mission Bay
Alexandria Center® for Science and Technology – Mission Bay	1,990,262	—	—	1,990,262	9	95,196	99.8	99.9
1455, 1515, 1655(1), and 1725(1) Third Street, 409 and 499 Illinois Street(1), 1500(1) and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	1,990,262	—	—	1,990,262	9	95,196	99.8	99.8
South San Francisco
Alexandria Technology Center® – Gateway	1,415,020	—	—	1,415,020	11	57,788	76.4	76.4
600, 601(1), 611(1), 630, 650, 651(1), 681(1), 685(1), 701(1), 901, and 951 Gateway Boulevard
213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,911	100.0	100.0
Alexandria Center® for Life Science – South San Francisco	334,077	152,148	—	486,225	3	17,670	80.3	80.3
201 Haskins Way and 400 and 450 East Jamie Court
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	139,709	—	—	139,709	1	8,643	100.0	100.0
341 and 343 Oyster Point Boulevard	108,208	—	—	108,208	2	6,443	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,564	100.0	100.0
South San Francisco	3,176,260	152,148	—	3,328,408	24	150,638	87.4	87.4
Greater Stanford
Menlo Gateway(1)	772,983	—	—	772,983	3	29,486	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria Center® for Life Science – San Carlos	523,240	216,001	—	739,241	9	32,242	97.6	97.6
825, 835, 960, and 1501-1599 Industrial Road
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,802	100.0	100.0
Alexandria Stanford Life Science District	289,685	—	92,147	381,832	4	23,888	100.0	75.9
3160, 3165, 3170, and 3181 Porter Drive
Alexandria PARC	197,498	—	—	197,498	4	9,297	78.1	78.1
2100, 2200, 2300, and 2400 Geng Road
3330, 3412, 3450, and 3460 Hillview Avenue	183,267	—	—	183,267	4	15,180	100.0	100.0
2475 and 2625/2627/2631 Hanover Street	116,054	—	—	116,054	2	9,531	94.1	94.1
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	$4,257	100.0%	100.0%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	27

Property Listing (continued)
June 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area (continued)
Greater Stanford (continued)
Shoreway Science Center	82,462	—	—	82,462	2	$5,422	100.0%	100.0%
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	3,090	74.3	74.3
Greater Stanford	2,880,031	216,001	92,147	3,188,179	33	162,204	97.3	94.3
San Francisco Bay Area	8,046,553	368,149	92,147	8,506,849	66	408,038	94.0	92.9

New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	66,741	99.0	99.0
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® for Life Science – Long Island City	69,553	—	120,027	189,580	1	3,214	100.0	36.7
30-02 48th Avenue
New York City	1,160,472	—	120,027	1,280,499	5	83,961	99.4	90.1

San Diego
Torrey Pines
ARE Spectrum	336,461	146,456	—	482,917	4	18,076	100.0	100.0
3115 and 3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Sunrise	321,464	—	—	321,464	4	7,642	76.8	76.8
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10975, 10995, and 10996 Torreyana Road
ARE Torrey Ridge	294,326	—	—	294,326	3	12,678	84.6	84.6
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	220,651	—	—	220,651	4	10,924	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
11119, 11255, and 11355 North Torrey Pines Road	211,641	—	—	211,641	3	8,738	100.0	100.0
3545 Cray Court	118,225	—	—	118,225	1	3,636	46.1	46.1
Torrey Pines	1,502,768	146,456	—	1,649,224	19	$61,694	87.8%	87.8%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	28

Property Listing (continued)
June 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
University Town Center
Alexandria Point(1)	1,435,916	—	—	1,435,916	8	$62,685	100.0%	100.0%
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
5200 Illumina Way(1)	792,687	—	—	792,687	6	29,977	100.0	100.0
University District	448,954	—	—	448,954	6	18,870	100.0	100.0
9393 and 9625(1) Towne Centre Drive, 4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
University Town Center	2,677,557	—	—	2,677,557	20	111,532	100.0	100.0
Sorrento Mesa
SD Tech by Alexandria(1)	779,989	195,435	79,945	1,055,369	14	23,925	86.1	78.1
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Sequence District by Alexandria	805,223	—	—	805,223	7	25,817	92.5	92.5
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
9444 Waples Street	88,380	—	—	88,380	1	1,636	61.2	61.2
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	1,031	41.4	41.4
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,374	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,710	100.0	100.0
Sorrento Mesa	2,338,112	195,435	79,945	2,613,492	33	73,604	89.3	86.3
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,406	—	—	191,406	7	6,483	100.0	100.0
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	3,328	97.1	97.1
Sorrento Valley	313,061	—	—	313,061	13	9,811	98.9	98.9
Other	271,299	—	37,267	308,566	3	6,524	100.0	87.9
San Diego	7,102,797	341,891	117,212	7,561,900	88	$263,165	93.8%	92.3%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	29

Property Listing (continued)
June 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria	937,290	—	—	937,290	8	$56,782	100.0%	100.0%
1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	14,441	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,308	99.0	99.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,852	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	425	100.0	100.0
Lake Union	1,473,921	—	—	1,473,921	12	82,808	99.9	99.9
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,479	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	912	68.2	68.2
Elliott Bay	84,470	—	—	84,470	3	2,751	86.2	86.2
Other	1,027,806	—	213,976	1,241,782	24	21,316	96.3	79.7
Seattle	2,628,577	—	213,976	2,842,553	40	108,354	97.6	90.2

Maryland
Rockville
9601, 9605, 9609, 9613, and 9615 Medical Center Drive	711,072	—	94,256	805,328	6	5,334	99.8	88.2
9800, 9804, 9900, 9920, and 9950 Medical Center Drive	560,788	84,264	—	645,052	8	24,225	100.0	100.0
9704, 9708, 9712, and 9714 Medical Center Drive	215,619	—	—	215,619	4	7,937	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	4,021	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,411	77.3	77.3
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,283	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,476	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,743	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,966	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	2,084,090	84,264	94,256	2,262,610	28	55,513	99.0	94.7
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	16,729	98.9	98.9
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	315,085	—	169,420	484,505	7	$10,342	99.0%	64.4%
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	30

Property Listing (continued)
June 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Gaithersburg (Continued)
20400 Century Boulevard	—	—	80,550	80,550	1	$—	N/A	—
401 Professional Drive	63,154	—	—	63,154	1	1,899	100.0%	100.0%
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,069,627	—	249,970	1,319,597	20	31,181	99.1	80.3
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,771	96.7	96.7
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,593,787	84,264	344,226	4,022,277	50	95,592	98.9	90.3

Research Triangle
Research Triangle
Alexandria Center® for Life Science – Durham	1,912,211	—	325,936	2,238,147	16	34,208	89.3	76.3
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Parmer Way, 2400 Ellis Road, and 14 TW Alexander Drive
Alexandria Center® for Advanced Technologies	100,000	250,000	—	350,000	3	2,606	96.7	96.7
6, 8, and 10 Davis Drive
Alexandria Center® for AgTech	180,400	160,000	—	340,400	2	6,880	95.2	95.2
5 and 9 Laboratory Drive
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,216	94.5	94.5
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	5,393	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,455	—	—	136,455	3	4,129	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,375	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	3,137,115	410,000	325,936	3,873,051	35	71,093	92.8	84.1

Canada	268,551	—	—	268,551	3	5,164	77.0	77.0

Non-cluster/other markets	600,709	—	—	600,709	13	11,174	46.0	46.0

North America, excluding properties held for sale	36,432,545	1,714,420	1,704,069	39,851,034	377	1,626,135	94.3%	90.1%

Properties held for sale	225,849	—	—	225,849	4	6,168	51.1%	51.1%

Total – North America	36,658,394	1,714,420	1,704,069	40,076,883	381	$1,632,303

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	31

Investments in Real Estate
June 30, 2021

We continue to execute our unique and differentiated life science strategy at an accelerated pace and expand our collaborative campuses and asset base in each of our key life science cluster submarkets, and we remain strategically positioned to take maximum advantage of historic tenant demand.

Demand for our value-creation development and redevelopment projects of high-quality office/laboratory space, as well as continued operational excellence at our world-class, sophisticated laboratory facilities and strong execution by our team, has translated into record leasing activity.

Under Construction		Projects Expected to Commence Construction in 2021/2022(1)		Incremental Projected Annual Rental Revenues

3.4 Million RSF		3.6 Million RSF		>$545 million

33 Properties	+	19 Properties	=

80% Leased/Negotiating		89% Leased/Negotiating

(1)We also expect other projects to commence construction in 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	32

Investments in Real Estate
June 30, 2021
(Dollars in thousands)

As of July 26, 2021, construction activities were in process at all of our active construction projects. Construction workers continue to observe social distancing and follow rules that restrict gatherings of large groups of people in close proximity, as well as adhere to other appropriate measures, which may slow the pace of construction.

		Development and Redevelopment
	Operating	Under Construction	Near Term		Intermediate Term	Future	Subtotal	Total
Investments in real estate
Book value as of June 30, 2021(1)	$20,575,715	$1,858,986	$1,224,340		$578,541	$879,729	$4,541,596	$25,117,311

Square footage
Operating	36,658,394	—	—		—	—	—	36,658,394
New Class A development and redevelopment properties	—	3,418,489	5,740,386	(2)	3,189,951	13,073,721	25,422,547	25,422,547
Value-creation square feet currently included in rental properties(3)	—	—	(818,052)		(369,173)	(2,785,326)	(3,972,551)	(3,972,551)
Total square footage	36,658,394	3,418,489	4,922,334		2,820,778	10,288,395	21,449,996	58,108,390

(1)Balances exclude our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Includes 3,554,058 RSF, currently 89% leased/negotiating, expected to commence vertical construction or redevelopment during 2021/2022. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	33

New Class A Development and Redevelopment Properties: Recent Deliveries

June 30, 2021

Alexandria Center® for Life Science – South San Francisco(1)	Alexandria Center® for Life Science – San Carlos	Alexandria Center® for Life Science – Long Island City
San Francisco Bay Area/South San Francisco	San Francisco Bay Area/Greater Stanford	New York City/New York City
171,042 RSF	310,177 RSF	32,892 RSF
100% Leased	100% Leased	100% Leased

Commercial St
Industrial Rd
ALEXANDRIA CENTER
FOR LIFE SCIENCE

9877 Waples Street	1165 Eastlake Avenue East	9804 Medical Center Drive	Alexandria Center® for Life Science – Durham(2)
San Diego/Sorrento Mesa	Seattle/Lake Union	Maryland/Rockville	Research Triangle/Research Triangle
63,774 RSF	100,086 RSF	176,832 RSF	326,445 RSF
100% Leased	100% Leased	100% Leased	100% Leased

(1)Image represents 201 Haskins Way in our Alexandria Center® for Life Science – South San Francisco.
(2)Image represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	34

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

June 30, 2021
(Dollars in thousands)

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service				Occupancy Percentage(1)	Total Project		Unlevered Yields
	Delivery Date		4Q20	1Q21	2Q21	Total				Initial Stabilized		Initial Stabilized (Cash Basis)
								RSF	Investment
Development projects
Alexandria Center® for Life Science – South San Francisco/San Francisco Bay Area/South San Francisco	Various	100%	—	—	171,042	171,042	100%	323,190	$370,000	6.4%		6.2%
Alexandria Center® for Life Science – San Carlos/ San Francisco Bay Area/Greater Stanford	Various	100%	96,463	99,557	114,157	310,177	100%	526,178	630,000	6.4		6.1
1165 Eastlake Avenue East/Seattle/Lake Union	March 2021	100%	—	100,086	—	100,086	100%	100,086	138,000	6.3	(2)	6.4	(2)
9804 Medical Center Drive/Maryland/Rockville	January 2021	100%	—	176,832	—	176,832	100%	176,832	89,300	8.3		8.0

Redevelopment projects
Alexandria Center® for Life Science – Long Island City/New York City/New York City	Various	100%	17,716	—	15,176	32,892	100%	189,580	184,300	5.5		5.6
9877 Waples Street/San Diego/Sorrento Mesa	December 2020	100%	63,774	—	—	63,774	100%	63,744	31,000	8.8		8.1
Other/San Diego	June 2021	100%	—	—	128,745	128,745	100%	128,745	47,000	8.0	(3)	8.0	(3)
Alexandria Center® for Life Science – Durham/Research Triangle/Research Triangle	June 2021	100%	—	—	326,445	326,445	100%	652,381	245,000	7.5		6.7
Total			177,953	376,475	755,565	1,309,993			$1,734,600	6.6%		6.4%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Relates to total operating RSF placed in service as of the most recent delivery.
(2)Unlevered yields represent aggregate returns for 1165 Eastlake Avenue East, an amenity-rich research headquarters for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue East, an adjacent multi-tenant office/laboratory building.
(3)We expect to achieve yields greater than 8.0%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	35

New Class A Development and Redevelopment Properties: Current Projects
June 30, 2021

The Arsenal on the Charles	201 Brookline Avenue	840 Winter Street	Alexandria Center® for Life Science – South San Francisco(1)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Route 128	San Francisco Bay Area/South San Francisco
360,545 RSF	510,116 RSF	130,000 RSF	152,148 RSF
92% Leased/Negotiating	84% Leased/Negotiating	73% Leased/Negotiating	100% Leased/Negotiating

Alexandria Center® for Life Science – San Carlos	3160 Porter Drive	Alexandria Center® for Life Science – Long Island City	3115 Merryfield Row
San Francisco Bay Area/Greater Stanford	San Francisco Bay Area/Greater Stanford	New York City/New York City	San Diego/Torrey Pines
216,001 RSF	92,147 RSF	120,027 RSF	146,456 RSF
100% Leased/Negotiating	88% Leased/Negotiating	41% Leased/Negotiating	100% Leased/Negotiating

ALEXANDRIA CENTER FOR LIFE SCIENCE AT STANFORD RESEARCH PARK
LOCATION
CAPITAL
TALENT
INNOVATION
ALEXANDRIA
3160

(1)Image represents 201 Haskins Way in our Alexandria Center® for Life Science – South San Francisco.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	36

New Class A Development and Redevelopment Properties: Current Projects (continued)
June 30, 2021

SD Tech by Alexandria(1)	5505 Morehouse Drive	10277 Scripps Ranch Boulevard	9601 and 9603 Medical Center Drive	9950 Medical Center Drive
San Diego/Sorrento Mesa	San Diego/Sorrento Mesa	San Diego/Other	Maryland/Rockville	Maryland/Rockville
195,435 RSF	79,945 RSF	37,267 RSF	94,256 RSF	84,264 RSF
100% Leased/Negotiating	100% Leased/Negotiating	47% Leased/Negotiating	—% Leased/Negotiating	100% Leased/Negotiating

700 Quince Orchard Road	20400 Century Boulevard	Alexandria Center® for Life Science – Durham(2)	Alexandria Center® for AgTech	Alexandria Center® for Advanced Technologies(3)
Maryland/Gaithersburg	Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
169,420 RSF	80,550 RSF	325,936 RSF	160,000 RSF	250,000 RSF
100% Leased/Negotiating	27% Leased/Negotiating	77% Leased/Negotiating	59% Leased/Negotiating	75% Leased/Negotiating

(1)Image represents 10055 Barnes Canyon Road in our SD Tech by Alexandria campus.
(2)Image represents 14 TW Alexander Drive in our Alexandria Center® for Life Science – Durham campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	37

New Class A Development and Redevelopment Properties: Current Projects (continued)
June 30, 2021

Market Property/Submarket		Square Footage				Percentage
	Dev/Redev	In Service	CIP	Total		Leased		Leased/Negotiating		Initial Occupancy(1)
Under construction
Greater Boston
The Arsenal on the Charles/Cambridge/Inner Suburbs	Redev	475,743	360,545	836,288		85%		92%		2021
201 Brookline Avenue/Fenway	Dev	—	510,116	510,116		18		84		2022
840 Winter Street/Route 128	Redev	30,009	130,000	160,009		19		73		2022
San Francisco Bay Area
Alexandria Center® for Life Science – South San Francisco/South San Francisco	Dev	171,042	152,148	323,190		100		100		2Q21
Alexandria Center® for Life Science – San Carlos/Greater Stanford	Dev	310,177	216,001	526,178		100		100		4Q20
3160 Porter Drive/Greater Stanford	Redev	—	92,147	92,147		21		88		3Q21
New York City
Alexandria Center® for Life Science – Long Island City/New York City	Redev	69,553	120,027	189,580		41		41		4Q20
San Diego
3115 Merryfield Row/Torrey Pines	Dev	—	146,456	146,456		100		100		2022
SD Tech by Alexandria/Sorrento Mesa	Dev	—	195,435	195,435		100		100		2022
5505 Morehouse Drive/Sorrento Mesa	Redev	—	79,945	79,945		100		100		2021
10277 Scripps Ranch Boulevard/Other	Redev	32,774	37,267	70,041		47		47		2022
Seattle
Other	Redev	246,647	213,976	460,623		51		53		2022
Maryland
9601 and 9603 Medical Center Drive/Rockville	Redev	—	94,256	94,256		—		—		2022
9950 Medical Center Drive/Rockville	Dev	—	84,264	84,264		100		100		1H22
700 Quince Orchard Road/Gaithersburg	Redev	—	169,420	169,420		100		100		2021
20400 Century Boulevard/Gaithersburg	Redev	—	80,550	80,550		27		27		2022
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle(2)	Redev	326,445	325,936	652,381		77		77		2Q21/2022
Alexandria Center® for AgTech/Research Triangle(3)	Redev/Dev	180,400	160,000	340,400		55		59		2021
Alexandria Center® for Advanced Technologies/Research Triangle	Dev	—	250,000	250,000	(4)	73	(4)	75	(4)	2H21/2022
		1,842,790	3,418,489	5,261,279		69		80
Pre-leased/negotiating near-term projects and key pending acquisition
Charles Park/Greater Boston/Cambridge(5)	Redev	—	400,000	400,000		—		100
4150 Campus Point Court/San Diego/University Town Center	Dev	—	171,102	171,102		100		100
Other near-term projects expected to commence vertical construction in 2021/2022 (16 properties)(6)	Dev	—	2,982,956	2,982,956		—		87
		—	3,554,058	3,554,058		5		89
		1,842,790	6,972,547	8,815,337		43%		84%

(1)Initial occupancy dates are subject to leasing and/or market conditions. Construction disruptions resulting from COVID-19 and observance of social distancing measures may impact construction and occupancy forecasts and will continue to be monitored closely. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)The recently acquired Alexandria Center® for Life Science – Durham redevelopment project includes three properties at 40 Moore Drive, 2400 Ellis Road, and 14 TW Alexander Drive. 2400 Ellis Road is 100% leased and was delivered in 2Q21. We expect stabilized occupancy for the remaining buildings in 2022.
(3)The strategic collaborative agtech campus consists of Phase I at 5 Laboratory Drive, including campus amenities, which was previously delivered, and Phase II at 9 Laboratory Drive.
(4)Represents 150,000 RSF that is 58% leased/negotiating at 8 Davis Drive and 100,000 RSF that is 100% leased at 10 Davis Drive.
(5)We expect to complete this acquisition in December 2021.
(6)Includes 1.8 million RSF related to leases under negotiation/executed letters of intent and 0.8 million RSF related to letters of intent under negotiation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	38

New Class A Development and Redevelopment Properties: Current Projects (continued)

June 30, 2021
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
Greater Boston
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$359,079	$293,274	$119,647		$772,000		6.2%	5.5%
201 Brookline Avenue/Fenway	98.0%	—	398,491	335,509		734,000		6.8%	6.0%
840 Winter Street/Route 128	100%	12,973	52,176	TBD
San Francisco Bay Area
Alexandria Center® for Life Science – South San Francisco/South San Francisco	100%	177,921	149,407	42,672		370,000		6.4%	6.2%
Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	388,369	170,932	70,699		630,000		6.4%	6.1%
3160 Porter Drive/Greater Stanford	100%	—	86,951	20,049		107,000		5.2%	5.0%
New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	52,421	117,509	14,370		184,300		5.5%	5.6%
San Diego
3115 Merryfield Row/Torrey Pines	100%	—	87,222	64,778		152,000		6.2%	6.2%
SD Tech by Alexandria/Sorrento Mesa	50.0%	—	45,291	135,709		181,000		7.2%	6.6%
5505 Morehouse Drive/Sorrento Mesa	100%	—	28,001	38,999		67,000		6.9%	7.0%
10277 Scripps Ranch Boulevard/Other	100%	11,786	13,433	TBD
Seattle
Other	100%	54,321	66,492	TBD
Maryland
9601 and 9603 Medical Center Drive/Rockville	100%	—	28,121	TBD
9950 Medical Center Drive/Rockville	100%	—	41,297	18,303		59,600		8.6%	7.7%
700 Quince Orchard Road/Gaithersburg	100%	—	50,977	28,523		79,500		8.6%	7.3%
20400 Century Boulevard/Gaithersburg	100%	—	9,824	TBD
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle	100%	88,265	73,127	83,608		245,000		7.5%	6.7%
Alexandria Center® for AgTech/Research Triangle	100%	91,175	83,057	18,768		193,000		7.1%	7.0%
Alexandria Center® for Advanced Technologies/Research Triangle	100%	—	63,404	87,596		151,000		7.5%	7.3%
		$1,236,310	$1,858,986	$1,290,000	(1)	$4,390,000	(1)

(1)Amounts rounded to the nearest $10 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	39

New Class A Development and Redevelopment Properties: Summary of Pipeline
June 30, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term	Future		Total

Greater Boston
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$320,937	360,545	200,000		—	12,502		573,047
Alexandria Center® for Life Science – Fenway/Fenway	(1)	522,662	510,116	—		305,000	—		815,116
840 Winter Street/Route 128	100%	52,176	130,000	—		—	—		130,000
325 Binney Street/Cambridge	100%	181,094	—	450,000		—	—		450,000
57 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	50,620	—	275,000		—	—		275,000
15 Necco Street/Seaport Innovation District	93.7%	196,456	—	350,000		—	—		350,000
Reservoir Woods/Route 128	100%	45,592	—	202,428		—	752,845		955,273	(2)
10 Necco Street/Seaport Innovation District	100%	92,731	—	—		175,000	—		175,000
215 Presidential Way/Route 128	100%	6,808	—	—		112,000	—		112,000
550 Arsenal Street/Cambridge/Inner Suburbs	100%	54,285	—	—		—	775,000		775,000	(2)
Alexandria Technology Square®/Cambridge	100%	7,881	—	—		—	100,000		100,000
380 and 420 E Street/Seaport Innovation District	100%	118,560	—	—		—	1,000,000		1,000,000	(2)
99 A Street/Seaport Innovation District	95.0%	45,940	—	—		—	235,000		235,000
One Upland Road, 100 Tech Drive, and One Investors Way/Route 128	100%	13,769	—	—		—	1,100,000		1,100,000
231 Second Avenue/Route 128	100%	1,093	—	—		—	32,000		32,000
Other value-creation projects	100%	9,988	—	—		—	16,955		16,955
		1,720,592	1,000,661	1,477,428		592,000	4,024,302		7,094,391
San Francisco Bay Area
Alexandria Center® for Life Science – South San Francisco/ South San Francisco	100%	149,407	152,148	—		—	—		152,148
Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	439,612	216,001	—		700,000	587,000	(2)	1,503,001
3160 Porter Drive/Greater Stanford	100%	86,951	92,147	—		—	—		92,147
Alexandria Technology Center® – Gateway/South San Francisco	46.8%	70,219	—	517,010	(2)	—	291,000		808,010
901 California Avenue/Greater Stanford	100%	1,680	—	56,924		—	—		56,924
88 Bluxome Street/SoMa	100%	313,432	—	1,070,925		—	—		1,070,925
1450 Owens Street/Mission Bay	100%	60,904	—	—		191,000	—		191,000
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	—		250,000	228,000		478,000	(2)
3450 and 3460 Hillview Avenue/Greater Stanford	100%	—	—	—		76,951	—		76,951	(2)
East Grand Avenue/South San Francisco	30.0%	6,103	—	—		—	90,000		90,000
2475 Hanover Street/Greater Stanford	100%	—	—	—		—	83,980		83,980	(2)
Other value-creation projects	100%	—	—	—		—	25,000		25,000
		$1,128,308	460,296	1,644,859		1,217,951	1,304,980		4,628,086

(1)We have a 98.0% ownership interest in 201 Brookline Avenue, which is currently under construction. We have a 100% ownership interest in the intermediate-term development project.
(2)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	40

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term		Future		Total

New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	$117,509	120,027	—		—		—		120,027
47-50 30th Street/New York City	100%	30,094	—	135,938		—		—		135,938
Alexandria Center® for Life Science – New York City/New York City	100%	66,556	—	—		550,000	(1)	—		550,000
219 East 42nd Street/New York City	100%	—	—	—		—		579,947		579,947	(2)
		214,159	120,027	135,938		550,000		579,947		1,385,912
San Diego
3115 Merryfield Row/Torrey Pines	100%	87,222	146,456	—		—		—		146,456
SD Tech by Alexandria/Sorrento Mesa	50.0%	131,727	195,435	190,074		160,000		333,845		879,354
5505 Morehouse Drive/Sorrento Mesa	100%	28,001	79,945	—		—		—		79,945
10277 Scripps Ranch Boulevard/Other	100%	13,433	37,267	32,774	(2)	—		—		70,041
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	109,564	—	288,956		—		—		288,956	(2)
10931 and 10933 North Torrey Pines Road/Torrey Pines	100%	—	—	242,000		—		—		242,000	(2)
Alexandria Point/University Town Center	55.0%	108,620	—	596,102		—		324,445	(2)	920,547
University District/University Town Center	100%	61,401	—	—		600,000	(3)	—		600,000	(2)
10975 and 10995 Torreyana Road/Torrey Pines	100%	48,250	—	—		—		125,280		125,280	(2)
5200 Illumina Way/University Town Center	51.0%	12,632	—	—		—		451,832		451,832
Sequence District by Alexandria/Sorrento Mesa	100%	37,383	—	—		—		1,798,915		1,798,915	(2)
9444 Waples Street/Sorrento Mesa	100%	—	—	—		—		149,000		149,000	(2)
4045 and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,667	—	—		—		149,000		149,000	(2)
Other value-creation projects	100%	6,876	—	54,000		—		50,000		104,000
		652,776	459,103	1,403,906		760,000		3,382,317		6,005,326
Seattle
1150 Eastlake Avenue East/Lake Union	100%	78,423	—	310,000		—		—		310,000
701 Dexter Avenue North/Lake Union	100%	61,971	—	217,000		—		—		217,000
601 Dexter Avenue North/Lake Union	100%	36,510	—	—		—		188,400		188,400	(2)
1010 4th Avenue South/SoDo	100%	50,315	—	—		—		544,825		544,825
830 4th Avenue South/SoDo	100%	—	—	—		—		52,488		52,488	(2)
Other value-creation projects	100%	72,483	213,976	51,255	(2)	—		35,000		300,231
		$299,702	213,976	578,255		—		820,713		1,612,944
(1)We are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 RSF.
(2)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(3)Includes our recently acquired properties at 4555 Executive Drive and 9363, 9373, and 9393 Towne Centre Drive in our University Town Center submarket, which are currently under evaluation for development, subject to future market conditions.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total

Maryland
9601 and 9603 Medical Center Drive and Excess Land/Rockville	100%	$42,465	94,256	—	—	258,000	352,256
9950 Medical Center Drive/Rockville	100%	41,297	84,264	—	—	—	84,264
700 Quince Orchard Road/Gaithersburg	100%	50,977	169,420	—	—	—	169,420
20400 Century Boulevard/Gaithersburg	100%	9,824	80,550	—	—	—	80,550
Alexandria Center® at Traville Gateway/Rockville	100%	30,681	—	410,000	—	70,000	480,000
9808 Medical Center Drive/Rockville	100%	5,701	—	90,000	—	—	90,000
		180,945	428,490	500,000	—	328,000	1,256,490
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle	100%	115,791	325,936	—	—	885,000	1,210,936
Alexandria Center® for Advanced Technologies/Research Triangle	100%	81,525	250,000	—	70,000	700,000	1,020,000
Alexandria Center® for AgTech, Phase II/Research Triangle	100%	83,057	160,000	—	—	—	160,000
Other value-creation projects	100%	4,185	—	—	—	76,262	76,262
		284,558	735,936	—	70,000	1,661,262	2,467,198
Other value-creation projects	100%	60,556	—	—	—	972,200	972,200
Total pipeline as of June 30, 2021		$4,541,596	3,418,489	5,740,386	3,189,951	13,073,721	25,422,547	(1)

Key pending acquisitions
Charles Park/Cambridge(2)			—	400,000	—	—	400,000
Mercer Mega Block/Lake Union			—	800,000	—	—	800,000

			3,418,489	6,940,386	3,189,951	13,073,721	26,622,547

(1)Total square footage includes 3,972,551 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We expect to complete this acquisition in December 2021.

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Construction Spending
June 30, 2021
(In thousands)

Six Months Ended
Construction Spending	June 30, 2021
Additions to real estate – consolidated projects	$1,001,983
Investments in unconsolidated real estate joint ventures	720
Contributions from noncontrolling interests	(30,138)
Construction spending (cash basis)	972,565
Change in accrued construction	20,451
Construction spending	993,016
Projected construction spending for the six months ending December 31, 2021	916,984
Guidance midpoint	$1,910,000

Year Ending
Projected Construction Spending	December 31, 2021
Development, redevelopment, and pre-construction projects(1)	$1,790,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(100,000)
Revenue-enhancing and repositioning capital expenditures	155,000
Non-revenue-enhancing capital expenditures	65,000
Guidance midpoint	$1,910,000

(1)Refer to “Development, redevelopment, and pre-construction” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Joint Venture Financial Information
June 30, 2021

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)	Operating RSF at 100%
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%	388,270
225 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%	305,212
57 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%	— (2)
409 and 499 Illinois Street	San Francisco Bay Area	Mission Bay	40.0%	455,069
1500 Owens Street	San Francisco Bay Area	Mission Bay	49.9%	158,267
Alexandria Technology Center® – Gateway(3)	San Francisco Bay Area	South San Francisco	53.2%	1,089,852
213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%	300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%	155,685
Alexandria Center® for Life Science – Millbrae Station	San Francisco Bay Area	South San Francisco	63.0%	—
Alexandria Point(4)	San Diego	University Town Center	45.0%	1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%	792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%	163,648
SD Tech by Alexandria(5)	San Diego	Sorrento Mesa	50.0%	677,597
The Eastlake Life Science Campus by Alexandria(6)	Seattle	Lake Union	70.0%	321,218

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(7)	Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%	586,208
Menlo Gateway	San Francisco Bay Area	Greater Stanford	49.0%	772,983
1401/1413 Research Boulevard	Maryland	Rockville	65.0% (8)	(9)

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in five other real estate joint ventures in North America.
(2)We expect to commence vertical construction of 275,000 RSF during 2021.
(3)Includes 601, 611, 651, 681, 685, and 701 Gateway Boulevard in our South San Francisco submarket. Noncontrolling interest share is anticipated to be 49% as we make further contributions into the joint venture over time.
(4)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court in our University Town Center submarket.
(5)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road 10055 and 10065 Barnes Canyon Road in our Sorrento Mesa submarket.
(6)Includes 1201 and 1208 Eastlake Avenue East and 199 East Blaine Street in our Lake Union submarket.
(7)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(8)Represents our ownership interest; our voting interest is limited to 50%.
(9)Joint venture with a distinguished retail real estate developer for an approximate 90,000 RSF retail shopping center.

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Joint Venture Financial Information (continued)
June 30, 2021
(Dollars in thousands)

	As of June 30, 2021
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$1,795,944	$478,137
Cash, cash equivalents, and restricted cash	61,225	7,237
Other assets	228,471	61,995
Secured notes payable (refer to page 49)	—	(219,705)
Other liabilities	(94,845)	(4,042)
Redeemable noncontrolling interests	(11,567)	—
	$1,979,228	$323,622

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2021		June 30, 2021
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total revenues	$48,353	$93,115	$12,207	$22,719
Rental operations	(12,613)	(24,628)	(2,279)	(3,825)
	35,740	68,487	9,928	18,894
General and administrative	(223)	(332)	(124)	(154)
Interest	—	—	(3,060)	(5,383)
Depreciation and amortization	(16,301)	(31,744)	(4,135)	(7,211)
Fixed returns allocated to redeemable noncontrolling interests(1)	220	437	—	—
	$19,436	$36,848	$2,609	$6,146

Straight-line rent and below-market lease revenue	$1,227	$2,082	$1,117	$2,115
Funds from operations(2)	$35,737	$68,592	$6,744	$13,357

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	45

Investments
June 30, 2021
(Dollars in thousands)

We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change, and further adjustments are not made until another price change, if any, is observed. Refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

	June 30, 2021
	Three Months Ended		Six Months Ended		Year Ended December 31, 2020
Realized gains	$60,232	(1)	$107,497	(2)	$47,288	(3)
Unrealized gains	244,031		197,780		374,033
Investment income	$304,263		$305,277		$421,321

	June 30, 2021
Investments	Cost	Unrealized Gains		Carrying Amount

Publicly traded companies	$226,831	$401,095	(4)	$627,926
Entities that report NAV	362,020	466,065		828,085
Entities that do not report NAV:
Entities with observable price changes	57,237	94,341		151,578
Entities without observable price changes	343,646	—		343,646
Investments held at adjusted carrying value or fair value	$989,734	$961,501		1,951,235

Investments accounted for under the equity method of accounting				48,048
Total investments				$1,999,283	(5)

(1)Includes realized gains of $34.8 million related to the sales of our investments in two publicly traded biotechnology companies.
(2)Includes realized gains of $57.7 million related to the acquisition of one of our privately held non-real estate investments in a biopharmaceutical company by a pharmaceutical company and the sales of investments in two publicly traded biotechnology companies.
(3)Includes impairments of $24.5 million related to investments in privately held entities that do not report NAV.
(4)Includes gross unrealized gains and losses of $416.0 million and $14.9 million, respectively, as of June 30, 2021.
(5)Represents 3.4% of total gross assets as of June 30, 2021.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	46

Key Credit Metrics
June 30, 2021

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$4.5B

$2,200
$3,000
$3,000
$384
$100
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/19
12/31/20
12/31/21 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$2,700
Outstanding forward equity sales agreements(1)	778
Cash, cash equivalents, and restricted cash	358
Investments in publicly traded companies	628
Liquidity as of June 30, 2021	$4,464

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of the remaining 4.6 million shares outstanding under our forward equity sales agreements as of June 30, 2021.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
June 30, 2021
(in millions)

Weighted-Average Remaining Term of 12.5 Years

(1)Refer to footnote 2 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
June 30, 2021
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$227,984	$—	$227,984	2.6%	3.54%	2.9
Unsecured senior notes payable	8,313,025	—	8,313,025	94.0	3.54	13.1
Unsecured senior line of credit	—	—	—	—	N/A	4.5
Commercial paper program	—	299,990	299,990	3.4	0.23	(2)
Total/weighted average	$8,541,009	$299,990	$8,840,999	100.0%	3.43%	12.5	(2)
Percentage of total debt	97%	3%	100%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)The commercial paper notes bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. The commercial paper outstanding as of June 30, 2021, matured on July 7, 2021. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.815%. As such, we calculate the weighted-average remaining term of our commercial paper by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity of our debt is 12.4 years. The commercial paper notes sold during the three months ended June 30, 2021, were issued at a weighted-average yield to maturity of 0.20% and had a weighted-average maturity term of 8 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	June 30, 2021	Requirement	June 30, 2021
Total Debt to Total Assets	≤ 60%	31%	≤ 60.0%	28.1%
Secured Debt to Total Assets	≤ 40%	1%	≤ 45.0%	0.7%
Consolidated EBITDA to Interest Expense	≥ 1.5x	10.4x	≥ 1.50x	4.15x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	301%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	8.21x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate	Interest Rate(1)		Debt Balance at 100%(2)
1401/1413 Research Boulevard	65.0%	5/17/22	L+2.50%	3.50%	(3)	$26,921
1655 and 1725 Third Street	10.0%	3/10/25	4.50%	4.57%		598,444
Menlo Gateway, Phase II	49.0%	5/1/35	4.53%	4.59%		155,579
Menlo Gateway, Phase I	49.0%	8/10/35	4.15%	4.18%		138,245
						$919,189

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of June 30, 2021.
(3)This loan is subject to a fixed floor rate of 3.5%.

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Summary of Debt (continued)
June 30, 2021
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2021	2022	2023	2024	2025	Thereafter
Secured notes payable
Greater Boston	4.82%		3.40%		2/6/24	$1,705	$3,564	$3,742	$183,527	$—	$—	$192,538	$7,059	$199,597
San Francisco Bay Area	4.14%		4.42		7/1/26	—	—	—	—	—	28,200	28,200	(517)	27,683
San Francisco Bay Area	6.50%		6.50		7/1/36	26	28	30	32	34	554	704	—	704
Secured debt weighted-average interest rate/subtotal	4.74%		3.54			1,731	3,592	3,772	183,559	34	28,754	221,442	6,542	227,984

Commercial paper program(3)	0.23%	(3)	0.23	(3)	(3)	—	—	—	—	—	300,000	300,000	(10)	299,990
Unsecured senior line of credit	L+0.815%	(4)	N/A		1/6/26	—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	3.45%		3.62		4/30/25	—	—	—	—	600,000	—	600,000	(3,369)	596,631
Unsecured senior notes payable	4.30%		4.50		1/15/26	—	—	—	—	—	300,000	300,000	(2,225)	297,775
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26	—	—	—	—	—	350,000	350,000	(2,358)	347,642
Unsecured senior notes payable	3.95%		4.13		1/15/27	—	—	—	—	—	350,000	350,000	(2,815)	347,185
Unsecured senior notes payable	3.95%		4.07		1/15/28	—	—	—	—	—	425,000	425,000	(2,777)	422,223
Unsecured senior notes payable	4.50%		4.60		7/30/29	—	—	—	—	—	300,000	300,000	(1,799)	298,201
Unsecured senior notes payable	2.75%		2.87		12/15/29	—	—	—	—	—	400,000	400,000	(3,486)	396,514
Unsecured senior notes payable	4.70%		4.81		7/1/30	—	—	—	—	—	450,000	450,000	(3,351)	446,649
Unsecured senior notes payable	4.90%		5.05		12/15/30	—	—	—	—	—	700,000	700,000	(7,455)	692,545
Unsecured senior notes payable	3.375%		3.48		8/15/31	—	—	—	—	—	750,000	750,000	(6,581)	743,419
Unsecured senior notes payable – green bond	2.00%		2.12		5/18/32	—	—	—	—	—	900,000	900,000	(10,165)	889,835
Unsecured senior notes payable	1.875%		1.97		2/1/33	—	—	—	—	—	1,000,000	1,000,000	(10,131)	989,869
Unsecured senior notes payable	4.85%		4.93		4/15/49	—	—	—	—	—	300,000	300,000	(3,274)	296,726
Unsecured senior notes payable	4.00%		3.91		2/1/50	—	—	—	—	—	700,000	700,000	10,364	710,364
Unsecured senior notes payable	3.00%		3.08		5/18/51	—	—	—	—	—	850,000	850,000	(12,553)	837,447
Unsecured debt weighted average/subtotal			3.42			—	—	—	—	600,000	8,075,000	8,675,000	(61,985)	8,613,015
Weighted-average interest rate/total			3.43%			$1,731	$3,592	$3,772	$183,559	$600,034	$8,103,754	$8,896,442	$(55,443)	$8,840,999

Balloon payments						$—	$—	$—	$183,221	$600,000	$8,103,200	$8,886,421	$—	$8,886,421
Principal amortization						1,731	3,592	3,772	338	34	554	10,021	(55,443)	(45,422)
Total debt						$1,731	$3,592	$3,772	$183,559	$600,034	$8,103,754	$8,896,442	$(55,443)	$8,840,999

Fixed-rate debt						$1,731	$3,592	$3,772	$183,559	$600,034	$7,803,754	$8,596,442	$(55,433)	$8,541,009
Variable-rate debt						—	—	—	—	—	300,000	300,000	(10)	299,990
Total debt						$1,731	$3,592	$3,772	$183,559	$600,034	$8,103,754	$8,896,442	$(55,443)	$8,840,999

Weighted-average stated rate on maturing debt						N/A	N/A	N/A	4.82%	3.45%	3.32%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnote 2 on the prior page under “Fixed-rate and variable-rate debt.”
(4)During the year ended December 31, 2020, we achieved certain sustainability measures, as described in our unsecured senior line of credit agreement, which reduced the borrowing rate by one basis point for one year ending December 31, 2021.

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Definitions and Reconciliations
June 30, 2021

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Net income	$404,520	$25,533	$457,133	$95,799	$243,561
Interest expense	35,158	36,467	37,538	43,318	45,014
Income taxes	2,800	1,426	2,053	2,430	1,406
Depreciation and amortization	190,052	180,913	177,750	176,831	168,027
Stock compensation expense	12,242	12,446	11,394	12,994	9,185
Loss on early extinguishment of debt	—	67,253	7,898	52,770	—
Gain on sales of real estate	—	(2,779)	(152,503)	(1,586)	—
Realized gains on non-real estate investments	(34,773)	(22,919)	—	—	—
Unrealized (gains) losses on non-real estate investments	(244,031)	46,251	(233,538)	14,013	(171,652)
Impairment of real estate	4,926	5,129	25,177	7,680	13,218
Impairment of non-real estate investments	—	—	—	—	4,702
Termination fee	—	—	—	(86,179)	—
Adjusted EBITDA	$370,894	$349,720	$332,902	$318,070	$313,461

Revenues	$509,619	$479,849	$463,720	$545,042	$436,956
Non-real estate investments – realized gains	60,232	47,265	21,599	17,361	13,005
Realized gains on non-real estate investments	(34,773)	(22,919)	—	—	—
Impairment of non-real estate investments	—	—	—	—	4,702
Termination fee	—	—	—	(86,179)	—
Revenues, as adjusted	$535,078	$504,195	$485,319	$476,224	$454,663

Adjusted EBITDA margin	69%	69%	69%	67%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and gains on the sale of non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate Adjusted EBITDA margin, we also make comparable adjustments to our revenues. We adjust our total revenues by realized gains, losses, and impairments related to our non-real estate investments and significant termination fees to arrive at revenues, as adjusted. Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that consistent application of these comparable adjustments to both components of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2021, approximately 94% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

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Definitions and Reconciliations (continued)
June 30, 2021

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) certain tenant improvements and renovations that will be reimbursed, (ii) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition), and (iii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Adjusted EBITDA	$370,894	$349,720	$332,902	$318,070	$313,461

Interest expense	$35,158	$36,467	$37,538	$43,318	$45,014
Capitalized interest	43,492	39,886	37,589	32,556	30,793
Amortization of loan fees	(2,859)	(2,817)	(2,905)	(2,605)	(2,737)
Amortization of debt premiums	465	576	869	910	888
Cash interest and fixed charges	$76,256	$74,112	$73,091	$74,179	$73,958

Fixed-charge coverage ratio:
– quarter annualized	4.9x	4.7x	4.6x	4.3x	4.2x
– trailing 12 months	4.6x	4.4x	4.4x	4.3x	4.2x

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June 30, 2021

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2021		June 30, 2021
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net income	$19,436	$36,848	$2,609	$6,146
Depreciation and amortization	16,301	31,744	4,135	7,211
Funds from operations	$35,737	$68,592	$6,744	$13,357
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended June 30, 2021, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

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June 30, 2021

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Investments in real estate
The following table reconciles our investments in real estate as of June 30, 2021:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$25,117,311
Less: accumulated depreciation	(3,457,337)
Net investments in real estate – North America	21,659,974
Net investments in real estate – Asia	32,411
Investments in real estate	$21,692,385

Space Intentionally Blank

The square footage presented in the table below includes RSF of buildings in operation as of June 30, 2021, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2021	2022	Thereafter		Total
Near-term projects:
50 and 60 Sylvan Road/Route 128	Redev	202,428	—	—		202,428
651 Gateway Boulevard/South San Francisco	Redev	—	198,089	101,921	(1)	300,010
11255 and 11355 North Torrey Pines Road/ Torrey Pines	Dev	—	139,135	—		139,135
10931 and 10933 North Torrey Pines Road/ Torrey Pines	Dev	—	92,450	—		92,450
10277 Scripps Ranch Boulevard/Other	Redev	32,774	—	—		32,774
Other/Seattle	Redev	—	51,255	—		51,255
		235,202	480,929	101,921		818,052
Intermediate-term projects:
3825 Fabian Way/Greater Stanford	Redev	—	250,000	—		250,000
3450 and 3460 Hillview Avenue/Greater Stanford	Redev	—	42,340	34,611		76,951
9393 Towne Centre Drive/University Town Center	Dev	42,222	—	—		42,222
		42,222	292,340	34,611		369,173
Future projects:
550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	260,867		260,867
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506		195,506
40 Sylvan Road/Route 128	Redev	—	—	312,845		312,845
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000		228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000		110,000
2475 Hanover Street/Greater Stanford	Redev	—	—	83,980		83,980
219 East 42nd Street/New York City	Dev	—	—	349,947		349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	—	84,829		84,829
4161 Campus Point Court/University Town Center	Dev	—	—	159,884		159,884
10260 Campus Point Drive/University Town Center	Dev	—	—	109,164		109,164
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	689,938		689,938
9444 Waples Street/Sorrento Mesa	Dev	—	—	88,380		88,380
4045 and 4075 Sorrento Valley Boulevard/ Sorrento Valley	Dev	—	—	50,926		50,926
601 Dexter Avenue North/Lake Union	Dev	—	—	18,680		18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380		42,380
		—	—	2,785,326		2,785,326
		277,424	773,269	2,921,858		3,972,551

(1)     Represents vacant square footage as of June 30, 2021.

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June 30, 2021

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decline below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	6/30/21		3/31/21		12/31/20		9/30/20		6/30/20
Secured notes payable	$227,984		$229,406		$230,925		$342,363		$344,784
Unsecured senior notes payable	8,313,025		8,311,512		7,232,370		7,230,819		6,738,486
Unsecured senior line of credit and commercial paper	299,990		—		99,991		249,989		440,000
Unamortized deferred financing costs	66,913		68,293		56,312		58,284		52,175
Cash and cash equivalents	(323,876)		(492,184)		(568,532)		(446,255)		(206,860)
Restricted cash	(33,697)		(42,219)		(29,173)		(38,788)		(34,680)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$8,550,339		$8,074,808		$7,021,893		$7,396,412		$7,333,905

Adjusted EBITDA:
– quarter annualized	$1,483,576		$1,398,880		$1,331,608		$1,272,280		$1,253,844
– trailing 12 months	$1,371,586		$1,314,153		$1,274,187		$1,228,440		$1,185,347

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.8	x	5.8	x	5.3	x	5.8	x	5.8	x
– trailing 12 months	6.2	x	6.1	x	5.5	x	6.0	x	6.2	x

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June 30, 2021

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and to net operating income (cash basis):

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/21	6/30/20	6/30/21	6/30/20
Net income	$404,520	$243,561	$430,053	$274,239

Equity in earnings of unconsolidated real estate joint ventures	(2,609)	(3,893)	(6,146)	(777)
General and administrative expenses	37,880	31,775	71,876	63,738
Interest expense	35,158	45,014	71,625	90,753
Depreciation and amortization	190,052	168,027	370,965	343,523
Impairment of real estate	4,926	13,218	10,055	15,221
Loss on early extinguishment of debt	—	—	67,253	—
Gain on sales of real estate	—	—	(2,779)	—
Investment income	(304,263)	(184,657)	(305,277)	(162,836)
Net operating income	365,664	313,045	707,625	623,861
Straight-line rent revenue	(27,903)	(23,367)	(55,285)	(43,964)
Amortization of acquired below-market leases	(13,267)	(13,787)	(25,379)	(29,751)
Net operating income (cash basis)	$324,494	$275,891	$626,961	$550,146

Net operating income (cash basis) – annualized	$1,297,976	$1,103,564	$1,253,922	$1,100,292

Net operating income (from above)	$365,664	$313,045	$707,625	$623,861
Total revenues	$509,619	$436,956	$989,468	$876,875
Operating margin	72%	72%	72%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

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Definitions and Reconciliations (continued)
June 30, 2021

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the six months ended June 30, 2021:

Development – under construction	Properties	Acquisitions after January 1, 2020	Properties
9950 Medical Center Drive	1	3181 Porter Drive	1
Alexandria Center® for Life Science – San Carlos	2	275 Grove Street	1
		601, 611, and 651 Gateway Boulevard	3
3115 Merryfield Row	1	3330, 3412, 3450, and 3460 Hillview Avenue	4
Alexandria Center® for Life Science – South San Francisco	1
		9605, 9609, 9613, and 9615 Medical Center Drive	4
Alexandria Center® for AgTech	2
Alexandria Center® for Advanced Technologies	2	9808 and 9868 Scranton Road	2
		Alexandria Center® for Life Science – Durham
201 Brookline Avenue	1		13
SD Tech by Alexandria	1	Reservoir Woods	3
	11	One Upland Road	1
Development – placed into		830 4th Avenue South	1
service after January 1, 2020	Properties	11255 and 11355 North Torrey Pines Road	2
9804 Medical Center Drive	1
1165 Eastlake Avenue East	1	Sequence District by Alexandria	7
	2	380 and 420 E Street	2
Redevelopment – under construction	Properties	Alexandria Center® for Life Science – Fenway	1
5505 Morehouse Drive	1
Alexandria Center® for Life Science – Long Island City	1	550 Arsenal Street	1
		1501-1599 Industrial Road	6
3160 Porter Drive	1	One Investors Way	1
The Arsenal on the Charles	11	2475 Hanover Street	1
700 Quince Orchard Road	1	10975 and 10995 Torreyana Road	1
Alexandria Center® for Life Science – Durham	3	9444 Waples Street	1
		Other	22
840 Winter Street	1		78
20400 Century Boulevard	1	Unconsolidated real estate JVs	5
10277 Scripps Ranch Boulevard	1	Properties held for sale	4
9601 and 9603 Medical Center Drive	2
Other	6	Total properties excluded from same properties	131
	29
Redevelopment – placed into		Same properties	250
service after January 1, 2020	Properties	Total properties in North America as of June 30, 2021	381
9877 Waples Street	1
Other	1
	2
Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

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Definitions and Reconciliations (continued)
June 30, 2021

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Income from rentals	$508,371	$478,695	$461,335	$543,412	$435,856	$987,066	$873,461
Rental revenues	(396,804)	(370,233)	(353,950)	(438,393)	(341,555)	(767,037)	(679,497)
Tenant recoveries	$111,567	$108,462	$107,385	$105,019	$94,301	$220,029	$193,964

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Unencumbered net operating income	$353,104	$330,160	$315,586	$388,575	$296,358
Encumbered net operating income	12,560	11,801	11,367	16,024	16,687
Total net operating income	$365,664	$341,961	$326,953	$404,599	$313,045
Unencumbered net operating income as a percentage of total net operating income	97%	97%	97%	96%	95%
Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Weighted-average interest rate for capitalization of interest	3.47%	3.44%	3.66%	3.64%	4.03%

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of June 30, 2021, we had Forward Agreements outstanding to sell an aggregate of 4.6 million shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Weighted-average of common stock outstanding – basic	145,825	137,319	133,688	124,901	124,333	141,596	122,883
Forward Agreements	233	369	139	927	115	300	234
Weighted-average of common stock outstanding – diluted	146,058	137,688	133,827	125,828	124,448	141,896	123,117

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